                                                                                   [FILED PURSUANT TO RULE 433]

                                             TERM SHEET SUPPLEMENT
                              FOR USE WITH BASE PROSPECTUS DATED JANUARY 26, 2006

                                           GMAC MORTGAGE CORPORATION
                                             SERVICER AND SPONSOR

                                   RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
                                                   DEPOSITOR

                                                  AR PROGRAM
                                   GMACM MORTGAGE PASS-THROUGH CERTIFICATES
                                             (ISSUABLE IN SERIES)

THE TRUSTS

        Each GMAC Mortgage  Corporation  trust, also referred to as the issuing entity,  will be established to hold assets  transferred to it by the  depositor.  The assets of each trust will be specified in the prospectus supplement  for the  particular  series  of  certificates  and will  consist  of a pool of one- to four  family residential  first  lien  mortgage  loans.  All of the  mortgage  loans  will  be  serviced  by  GMAC  Mortgage
Corporation.

THE CERTIFICATES

        The depositor will sell the offered certificates of any series pursuant to a prospectus  supplement and the related  base  prospectus.  The  certificates  will be issued in series,  each having its own  designation.
Each  series  will be  issued  in one or more  classes  of  senior  certificates  and  one or more  classes  of subordinated  certificates.  Each class will  evidence  beneficial  ownership  of, and the right to a specified portion of future  payments on, the mortgage  loans and any other assets  included in the related trust. A term sheet may accompany this term sheet  supplement for any series and may set forth additional  information  about the mortgage loans, the certificates and the trust for that series.

---------------------------------------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-7 IN THIS TERM SHEET SUPPLEMENT.
---------------------------------------------------------------------------------------------------------------

THE DEPOSITOR HAS FILED A REGISTRATION  STATEMENT  (INCLUDING A BASE  PROSPECTUS) WITH THE SEC FOR THE OFFERING
TO WHICH  THIS  COMMUNICATION  RELATES.  BEFORE  YOU  INVEST,  YOU  SHOULD  READ THE  BASE  PROSPECTUS  IN THAT
REGISTRATION  STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE  INFORMATION
ABOUT THE  DEPOSITOR AND THE OFFERING.  YOU MAY GET THESE  DOCUMENTS AT NO CHARGE BY VISITING  EDGAR ON THE SEC
WEB SITE AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE DEPOSITOR,  ANY UNDERWRITER OR ANY DEALER  PARTICIPATING  IN THE
OFFERING  WILL  ARRANGE TO SEND YOU THE  PROSPECTUS  AT NO CHARGE IF YOU  REQUEST IT BY CALLING  THE  TOLL-FREE
NUMBER SET FORTH IN ANY TERM SHEET RELATED TO THE OFFERING.

The  certificates  will represent  interests only in the trust, as the issuing  entity,  and will not represent interests in or obligations  of Residential  Asset  Mortgage  Products,  Inc., as the depositor,  GMAC Mortgage
Corporation, as the sponsor, or any of their affiliates.

                                               JANUARY 26, 2006

THIS TERM SHEET  SUPPLEMENT IS NOT REQUIRED TO, AND DOES NOT,  CONTAIN ALL  INFORMATION  THAT IS REQUIRED TO BE
INCLUDED IN THE RELATED BASE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT FOR ANY SERIES.

THIS TERM SHEET  SUPPLEMENT  AND ANY RELATED TERM SHEET FOR A SERIES IS NOT AN OFFER TO SELL OR A  SOLICITATION
OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE ATTORNEY  GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS  OFFERING.  ANY
REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                            EUROPEAN ECONOMIC AREA

        In relation to each Member State of the European  Economic Area which has  implemented  the  Prospectus
Directive,  each referred to in this term sheet  supplement as a Relevant Member State,  each  underwriter will represent  and  agree  that with  effect  from and  including  the date on which the  Prospectus  Directive  is implemented  in that  Relevant  Member  State,  referred  to in this  term  sheet  supplement  as the  Relevant
Implementation  Date,  it has not  made and will not  make an  offer  of  certificates  to the  public  in that
Relevant Member State prior to the publication of a prospectus in relation to the  certificates  which has been approved by the competent  authority in that Relevant Member State or, where  appropriate,  approved in another
Relevant  Member  State  and  notified  to the  competent  authority  in that  Relevant  Member  State,  all in accordance  with the  Prospectus  Directive,  except that it may,  with effect from and  including the Relevant
Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

               (a)    to legal entities  which are authorized or regulated to operate in the financial  markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

               (b)    to any legal  entity  which has two or more of (1) an  average of at least 250  employees during the last financial  year;  (2) a total balance sheet of more than(euro)43,000,000 and (3) an annual net turnover of more than(euro)50,000,000, as shown in its last annual or consolidated accounts; or

               (c)    in any other  circumstances  which do not  require  the  publication  by the  issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the  preceding  paragraph,  (i) "offer  of  certificates  to the public" in relation to any certificates  in any Relevant Member State means the  communication  in any form and by any means of sufficient information  on the  terms of the offer and the  certificates  to be  offered  so as to enable an  investor  to decide to  purchase  or  subscribe  the  certificates,  as the same may be varied in that  Member  State by any measure  implementing  the Prospectus  Directive in that Member State,  and  (ii) "Prospectus  Directive" means
Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                                UNITED KINGDOM

        Each underwriter will represent and agree that:

               (a)    it has only  communicated  or caused to be  communicated  and will  only  communicate  or cause to be  communicated  an invitation or  inducement  to engage in investment  activity  (within the meaning of  Section 21 of the  Financial  Services  and  Markets  Act,  referred  to in this term sheet supplement  as FSMA)  received  by it in  connection  with the  issue  or sale of the  certificates  in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

               (b)    it has complied and will comply with all  applicable  provisions of the FSMA with respect to anything  done by it in relation to the  certificates  in, from or  otherwise  involving  the United
        Kingdom.

                   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN ANY FINAL TERM SHEET FOR
                 ANY CLASS OF OFFERED CERTIFICATES, THIS TERM SHEET SUPPLEMENT AND THE RELATED
                      BASE PROSPECTUS WITH RESPECT TO ANY SERIES OF OFFERED CERTIFICATES

We  provide  information  to you  about  the  offered  certificates  of any  series  in three or more  separate documents that provide progressively more detail:

               o      the  related  base   prospectus,   dated  January  20,  2006,   which  provides   general
        information, some of which may not apply to your series of certificates;

               o      this  term  sheet  supplement,   which  provides  general  information  about  series  of
        certificates  issued  pursuant  to the  depositor's  AR  program,  some of which  may not  apply to the offered certificates of any series; and

               o      one or more term sheets,  which  describe  terms  applicable to the classes of the series
        of  offered   certificates   described  therein  and  provides  a  description  of  certain  collateral stipulations regarding the mortgage loans and the parties to the transaction.

The registration  statement to which this offering relates is United States Securities and Exchange  Commission
File Number 333-125485.

The  depositor's  principal  offices are located at 8400 Normandale  Lake  Boulevard,  Suite 250,  Minneapolis,
Minnesota 55437 and its telephone number is (952) 857-7000.

Unless the context  otherwise  requires,  references in this term sheet  supplement to "offered  certificates,"
"mortgage  loans,"  "mortgage pool," "trust," "pooling and servicing  agreement,"  "prospectus  supplement" and other similar  terms refer to the  particular  series of offered  certificates  being  offered  pursuant to the final term sheet to which this term sheet supplement relates.

THE INFORMATION IN THIS TERM SHEET  SUPPLEMENT,  IF CONVEYED PRIOR TO THE TIME OF YOUR  CONTRACTUAL  COMMITMENT
TO PURCHASE ANY OF THE OFFERED  CERTIFICATES  OF A SERIES,  SUPERSEDES ANY  INFORMATION  CONTAINED IN ANY PRIOR
SIMILAR  MATERIALS  RELATING  TO  SUCH  CERTIFICATES.   THE  INFORMATION  IN  THIS  TERM  SHEET  SUPPLEMENT  IS
PRELIMINARY,  AND IS SUBJECT TO COMPLETION  OR CHANGE.  THIS TERM SHEET  SUPPLEMENT  IS BEING  DELIVERED TO YOU
SOLELY TO PROVIDE YOU WITH INFORMATION  ABOUT THE OFFERING OF THE  CERTIFICATES  REFERRED TO IN THIS TERM SHEET
SUPPLEMENT  AND TO SOLICIT AN OFFER TO PURCHASE THE  CERTIFICATES,  WHEN,  AS AND IF ISSUED.  ANY SUCH OFFER TO
PURCHASE MADE BY YOU WILL NOT BE ACCEPTED AND WILL NOT  CONSTITUTE A CONTRACTUAL  COMMITMENT BY YOU TO PURCHASE
ANY OF THE CERTIFICATES, UNTIL WE HAVE ACCEPTED YOUR OFFER TO PURCHASE THE CERTIFICATES.

THE  CERTIFICATES  REFERRED TO IN THESE MATERIALS ARE BEING SOLD WHEN, AS AND IF ISSUED.  THE ISSUING ENTITY IS
NOT OBLIGATED TO ISSUE SUCH  CERTIFICATES OR ANY SIMILAR SECURITY AND THE  UNDERWRITER'S  OBLIGATION TO DELIVER
SUCH  CERTIFICATES  IS SUBJECT TO THE TERMS AND  CONDITIONS  OF THE  UNDERWRITING  AGREEMENT  WITH THE  ISSUING
ENTITY  AND THE  AVAILABILITY  OF SUCH  CERTIFICATES  WHEN,  AS AND IF ISSUED BY THE  ISSUING  ENTITY.  YOU ARE
ADVISED THAT THE TERMS OF THE OFFERED  CERTIFICATES,  AND THE CHARACTERISTICS OF THE MORTGAGE LOAN POOL BACKING
THEM, MAY CHANGE (DUE,  AMONG OTHER THINGS,  TO THE POSSIBILITY  THAT MORTGAGE LOANS THAT COMPRISE THE POOL MAY
BECOME  DELINQUENT OR DEFAULTED OR MAY BE REMOVED OR REPLACED AND THAT SIMILAR OR DIFFERENT  MORTGAGE LOANS MAY
BE ADDED TO THE POOL, AND THAT ONE OR MORE CLASSES OF CERTIFICATES  MAY BE SPLIT,  COMBINED OR ELIMINATED),  AT
ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL  PROSPECTUS.  YOU ARE ADVISED THAT  CERTIFICATES  MAY NOT
BE ISSUED THAT HAVE THE  CHARACTERISTICS  DESCRIBED IN THESE MATERIALS.  THE  UNDERWRITER'S  OBLIGATION TO SELL
SUCH  CERTIFICATES  TO YOU IS  CONDITIONED ON THE MORTGAGE LOANS AND  CERTIFICATES  HAVING THE  CHARACTERISTICS
DESCRIBED IN THESE  MATERIALS.  IF FOR ANY REASON THE ISSUING  ENTITY DOES NOT DELIVER SUCH  CERTIFICATES,  THE
UNDERWRITER  WILL NOTIFY YOU, AND NEITHER THE ISSUING  ENTITY NOR ANY  UNDERWRITER  WILL HAVE ANY OBLIGATION TO
YOU TO DELIVER ALL OR ANY PORTION OF THE  CERTIFICATES  WHICH YOU HAVE  COMMITTED TO PURCHASE,  AND NONE OF THE
ISSUING ENTITY NOR ANY UNDERWRITER WILL BE LIABLE FOR ANY COSTS OR DAMAGES  WHATSOEVER  ARISING FROM OR RELATED
TO SUCH NON-DELIVERY.

                                               TABLE OF CONTENTS

     Loan Origination and Types of
        Mortgage Loans ....................S-15
     GMAC Mortgage Corporation Securitization
        Experience ........................S-16
     GMAC Mortgage Corporation Origination
        Experience ........................S-17
     GMAC Mortgage Corporation Servicing

     Non-Recordation of Assignments;
        Possession of Mortgages ...........S-22
     Primary Mortgage Insurance and

     Principal Distributions on the Senior
        Certificates ......................S-38
     Principal Distributions on the Class

CERTAIN YIELD AND PREPAYMENT CONSIDERATIONSS-46
     General...............................S-46
     Class M-2 and Class M-3 Certificate
        Yield Considerations ..............S-50
     Additional Yield Considerations
        Applicable Solely to the Class

     Servicing and Other Compensation and

     Special Tax Considerations Applicable

                                                     RISK FACTORS

        The offered certificates are not suitable investments for all investors.  In particular, you are encouraged not to purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class.

        The offered certificates are complex securities.  You are encouraged to possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this term sheet supplement and the prospectus in the context of your financial situation and tolerance for risk.

        You are encouraged to carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

RISK OF LOSS

THE RETURN ON YOUR             Losses on the mortgage loans may occur due to a wide variety of
CERTIFICATES MAY BE AFFECTED   causes, including a decline in real estate values and adverse
BY LOSSES ON THE MORTGAGE      changes in the borrower's financial condition.  A decline in
LOANS, WHICH COULD OCCUR DUE   real estate values or economic conditions nationally or in the
TO A VARIETY OF CAUSES.        regions where the mortgaged properties are concentrated may increase the risk of losses on the mortgage loans.

THE RETURN ON YOUR             One risk of investing in mortgage-backed securities is created
CERTIFICATES MAY BE            by any concentration of the related properties in one or more
PARTICULARLY SENSITIVE TO      geographic regions.  If the regional economy or housing market
CHANGES IN REAL ESTATE         weakens in any region having a significant concentration of
MARKETS IN SPECIFIC REGIONS.   properties underlying the mortgage loans, the mortgage loans in that region may experience high rates of loss and delinquency, resulting in losses to holders of the related certificates.  A region's economic condition and housing market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods and eruptions, power shortages, civil disturbances such as riots, disruptions caused by ongoing power outages, terrorist actions or acts of war.

                               Several hurricanes, which struck Louisiana, Alabama,
                               Mississippi, Texas and Florida in recent months, may have
                               adversely affected mortgaged properties located in those
                               states.  GMAC Mortgage Corporation will make a representation and warranty that each mortgaged property underlying a mortgage loan is free of damage and in good repair as of the closing date.  In the event that a mortgaged property underlying a mortgage loan is damaged as of the closing date for that series and that damage materially and adversely affects the value of or the interests of the holders of the certificates of that series in the related mortgage loan, GMAC Mortgage Corporation will, at its option, be required to either repurchase or substitute the related mortgage loan from the trust.  Any such repurchases may shorten the weighted average lives of the certificates.  We will not know how many mortgaged properties underlying the mortgage loans included in the trust will have been or may be affected by the hurricanes and therefore whether the payment experience on any mortgage loan in the mortgage pool will be affected.

THE RETURN ON YOUR             Except as set forth in the final term sheet for a class of
CERTIFICATES WILL BE REDUCED   certificates, the only credit enhancement for the senior
IF LOSSES EXCEED THE CREDIT    certificates will be the subordination provided by the Class M
ENHANCEMENT AVAILABLE TO       Certificates and Class B Certificates of that series (as with
YOUR CERTIFICATES.             respect to any class of super-senior certificates, the
                               subordination provided by the related class or classes of
                               senior-support certificates).  The only credit enhancement for the Class M Certificates will be the subordination provided by the Class B Certificates and by any class of Class M
                               Certificates with a lower payment priority.  You should also be aware that the credit enhancement provided for some types of losses is limited.

THE VALUE OF YOUR              If the performance of the mortgage loans is substantially worse
CERTIFICATES MAY BE REDUCED    than assumed by the rating agencies, the ratings of any class of
IF LOSSES ARE HIGHER THAN      the certificates may be lowered in the future.  This would
EXPECTED.                      probably reduce the value of those certificates.  None of the depositor, the servicer or any other entity will have any
                               obligation to supplement any credit enhancement or to take any other action to maintain any rating of the certificates.
LIMITED OBLIGATIONS
PAYMENTS ON THE MORTGAGE       The certificates represent interests only in the trust.  The
LOANS ARE THE PRIMARY SOURCE   certificates do not represent an ownership interest in or
OF PAYMENTS ON YOUR            obligation of the depositor, the seller, the servicer or any of
CERTIFICATES.                  their affiliates.  If proceeds from the assets of the trust are not sufficient to make all payments provided for under the pooling and servicing agreement, investors will have no recourse to the depositor, the seller, the servicer or any other entity, and will incur losses.
LIQUIDITY RISKS

YOU MAY HAVE TO HOLD YOUR      A secondary market for your certificates may not develop.  Even
CERTIFICATES TO MATURITY IF    if a secondary market does develop, it may not continue or it
THEIR MARKETABILITY IS         may be illiquid.  Neither the underwriter nor any other person
LIMITED.                       will have any obligation to make a secondary market in your certificates.  Illiquidity means you may not be able to find a buyer to buy your securities readily or at prices that will enable you to realize a desired yield.  Illiquidity can have a severe adverse effect on the market value of your certificates.
                               Any class of offered certificates may experience illiquidity, although generally illiquidity is more likely for classes that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment
                               requirements of limited categories of investors.

SPECIAL YIELD AND PREPAYMENT
CONSIDERATIONS

THE YIELD ON YOUR              The yield to maturity on each class of offered certificates will
CERTIFICATES WILL VARY         depend on a variety of factors, including:
DEPENDING ON THE RATE OF
PREPAYMENTS.                   o       the rate and timing of principal payments on the related
                                          mortgage loans, including prepayments, defaults and
                                          liquidations, and repurchases due to breaches of
                                          representations or warranties;

                               o       the allocation of principal payments among the various
                                          classes of offered certificates;

                               o       the pass-through rate for that class;

                               o       realized losses and interest shortfalls; and

                               o       the purchase price of that class.

                               The rate of prepayments is one of the most important and least predictable of these factors.
                               In general, if you purchase a certificate at a price higher than its outstanding principal balance and principal distributions on your certificate occur faster than you assumed at the time of purchase, your yield will be lower than you anticipated.
                               Conversely, if you purchase a certificate at a price lower than its outstanding principal balance and principal distributions on that class occur more slowly than you assumed at the time of purchase, your yield will be lower than you anticipated.

THE RATE OF PREPAYMENTS ON     Since mortgagors can generally prepay their mortgage loans at
THE MORTGAGE LOANS WILL VARY   any time, the rate and timing of principal distributions on the
DEPENDING ON FUTURE MARKET     offered certificates are highly uncertain.  Generally, when
CONDITIONS, AND OTHER          market interest rates increase, borrowers are less likely to
FACTORS.                       prepay their mortgage loans.  This could result in a slower return of principal to you at a time when you might have been able to reinvest your funds at a higher rate of interest than the pass-through rate on your class of certificates. On the other hand, when market interest rates decrease, borrowers are generally more likely to prepay their mortgage loans.  This could result in a faster return of principal to you at a time when you might not be able to reinvest your funds at an interest rate as high as the pass-through rate on your class of
                               certificates.

                               Refinancing programs, which may involve soliciting all or some of the mortgagors to refinance their mortgage loans, may
                               increase the rate of prepayments on the mortgage loans.  These refinancing programs may be offered by the servicer or its affiliates, and may include streamlined documentation programs as well as programs under which a mortgage loan is modified to reduce the interest rate.

MORTGAGE LOANS WITH            Some of the mortgage  loans may require the related  borrowers to
INTEREST-ONLY PAYMENTS MAY     make monthly  payments of accrued  interest,  but not  principal,
AFFECT THE YIELD ON THE        for a certain  period  following  origination,  which ranges from
RELATED OFFERED CERTIFICATES.  three to ten  years.  After  the  interest-only  period  for each related  mortgage  loan,  the mortgage rate on that mortgage loan will be reset and the related  borrower's monthly payment will be recalculated  to cover both  interest  and  principal so that the mortgage  loan  will be paid  in full by its  final  distribution date.  As  a  result,  if  the  monthly  payment  increases,  the related  borrower may not be able to pay the increased amount and may  default  or may  refinance  the  loan to  avoid  the  higher payment.

                               In  addition,   because  no  scheduled   principal  payments  are
                               required  to be made on  these  mortgage  loans  for a  specified period of time,  the related  offered  certificates  will receive smaller  scheduled  principal  distributions  during  that period than they would  have  received  if the  related  borrowers  were required to make monthly  payments of interest and principal from
                               origination    of   these    mortgage    loans.    Absent   other
                               considerations,  this slower rate of principal distributions will result in longer  weighted  average lives of the related  offered certificates  than  would  otherwise  be the  case if none of the mortgage loans had interest-only periods.

CHANGES IN MORTGAGE INDICES    As described in this term sheet supplement, the senior
MAY REDUCE THE YIELD ON THE    certificates will accrue interest at a rate based on the
OFFERED CERTIFICATES.          weighted average of the net mortgage rates of the mortgage loans in the related loan group.  The Class M Certificates will accrue interest at a rate based on the weighted average of each of the weighted averages of the net mortgage rates of the mortgage loans in each of the loan groups, weighted on the basis of the related subordinate components as of that distribution date as described in this term sheet.

                               After the mortgage loans' initial fixed-rate periods, the
                               mortgage rates on the mortgage loans will be calculated on the basis of the related index plus the applicable margin, as
                               described in this term sheet supplement.  As a result, declines in the indices on which the mortgage rates on the mortgage loans in any loan group are based will result, over time, in lower yields on the related classes of offered certificates.
                               Furthermore, with respect to any loan group, any increase in the indices on which the related mortgage rates are based may result in prepayments on the mortgage loans and payments of principal on the related offered certificates then entitled to principal.
                               In addition, prepayments on mortgage loans in any loan group with higher interest rates will reduce the weighted average of the net mortgage rates on those mortgage loans and,
                               consequently, may reduce the interest rate of the related
                               classes of offered certificates.

THE YIELD ON YOUR              The offered certificates of each class have different yield
CERTIFICATES WILL BE           considerations and different sensitivities to the rate and
AFFECTED BY THE SPECIFIC       timing of principal distributions.  The following is a general
TERMS THAT APPLY TO THAT       discussion of yield considerations and prepayment sensitivities
CLASS, DISCUSSED BELOW.        of each class.

    SENIOR CERTIFICATES        Each of Class of Class A and Class R Certificates will receive principal payments primarily from the related loan group.
                               Therefore, the yields on each Class of Class A and Class R
                               Certificates will be sensitive to the rate and timing of
                               principal prepayments and defaults on the mortgage loans in the related loan group.

                               See "Description of the Certificates--Principal Distributions on
                               the Senior Certificates" in this term sheet supplement.

    SENIOR SUPPORT             Investors in a class of senior support certificates of any
    CERTIFICATES               series are encouraged to be aware that all or a portion of losses on the mortgage loans in the related loan group included in the trust otherwise allocable to the related class or classes of super senior certificates will be allocated to that class of senior support certificates as described in the final term sheet for that series.  Therefore, the yield to maturity on that class of senior support certificates will be extremely sensitive to losses otherwise allocable to related class or classes of super senior certificates.

    SUBORDINATED CERTIFICATES  The  yield  to  investors  in  any  class  of  the   subordinated
                               certificates  of any  series  will be  sensitive  to the rate and timing of losses on the  mortgage  loans in all loan  groups,  if those losses are not covered by a more  subordinate  class of the subordinated certificates.
                               It is not  expected  that a class of  subordinated  certificates, other  than  any  class  of  senior  support  certificates,  will
                               receive  any  distributions  of  principal   payments  until  the
                               distribution  date set forth in the final  term sheet for a class
                               of   certificates.   On   or   after   that   date,   all   or  a
                               disproportionately  large portion of principal prepayments on the mortgage  loans  in  each  loan  group  may be  allocated  to the related  senior  certificates  as  described  in this term  sheet supplement,  and none or a  disproportionately  small  portion of
                               principal   prepayments  may  be  paid  to  the  holders  of  the
                               subordinated  certificates,   other  than  any  class  of  senior
                               support certificates.

                               As a  result,  the  weighted  average  lives of the  subordinated certificates  may be longer than would  otherwise be the case had
                               they  been   entitled  to  their   ratable   share  of  principal
                               prepayments on the mortgage loans.

THE RECORDING OF MORTGAGES     The mortgages or assignments of mortgage for substantially all
IN THE NAME OF MERS MAY        of the mortgage loans may be recorded in the name of Mortgage
AFFECT THE YIELD ON THE        Electronic Registration Systems, Inc, or MERS, solely as nominee
CERTIFICATES.                  for the originator, or GMAC Mortgage Corporation, and its
                               successors and assigns.  Subsequent assignments of those
                               mortgages are registered electronically through the MERS(R)
                               System.  However, if MERS discontinues the MERS(R)System and it becomes necessary to record an assignment of the mortgage to the trustee, then any related expenses shall be paid by the trust and will reduce the amount available to pay principal of and interest on the outstanding class or classes of certificates with the lowest payment priorities.

                               The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry.  Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure
                               proceedings and conducting foreclosure sales of the mortgaged properties could result.  Those delays and additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the mortgage loans.

                               For additional information regarding MERS and the MERS(R)System, see "Description of the Mortgage Pool--Mortgage Pool
                               Characteristics" and "Certain Yield and Prepayment
                               Considerations" in this term sheet supplement and "Description of the Securities--Assignment of Loans" in the prospectus.

THE RETURN ON YOUR             The Servicemembers Civil Relief Act, formerly known as the
CERTIFICATES COULD BE          Soldiers' and Sailors' Civil Relief Act of 1940, or the Relief
REDUCED BY SHORTFALLS DUE TO   Act, provides relief to borrowers who enter active military
THE SERVICEMEMBERS CIVIL       service and to borrowers in reserve status who are called to
RELIEF ACT.                    active duty after the origination of their mortgage loan.
                               Current military operations of the United States, including military operations in Iraq and the Middle East, have increased, and any further escalation of military operations in Iraq and the Middle East and any future military operations in other regions, may increase the number of borrowers who may be in active military service, including persons in reserve status who may be called to active duty.  The Relief Act provides generally that a borrower who is covered by the Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower's active duty.  Any resulting interest shortfalls are not required to be paid by the borrower at any future time.  The servicer is not required to advance these shortfalls as delinquent payments and the shortfalls are not covered by any form of credit enhancement on the
                               certificates.  Interest shortfalls on the mortgage loans due to the application of the Relief Act or similar legislation or regulations will be applied to reduce accrued interest on each class of the certificates on a pro rata basis.

                               The Relief Act also limits the ability of the servicer to
                               foreclose on a mortgage loan during the borrower's period of active duty and, in some cases, during an additional three-month period thereafter.  As a result, there may be delays in payment and increased losses on the mortgage loans.  Those delays and increased losses will be borne primarily by the outstanding class of certificates with the lowest payment priority.
                               We do not know how many mortgage loans have been or may be affected by the application of the Relief Act or similar
                               legislation or regulations.

                               See the definition of Accrued Certificate Interest under
                               "Description of the Certificates--Glossary of Terms" in this term sheet supplement and "Certain Legal Aspects of Loans--Soldiers'
                               and Sailors' Civil Relief Act of 1940" in the prospectus.

BANKRUPTCY AND INSOLVENCY RISKS
BANKRUPTCY PROCEEDINGS COULD   The transfer of the mortgage loans from the seller to the
DELAY OR REDUCE                depositor is intended by the parties to be and has been
DISTRIBUTIONS ON THE           documented as a sale.  However, if the seller were to become
CERTIFICATES.                  bankrupt, a trustee in bankruptcy could attempt to
                               recharacterize the sale of the mortgage loans as a loan secured by the mortgage loans or to consolidate the mortgage loans with the assets of the seller.  Any such attempt could result in a delay in or reduction of collections on the mortgage loans available to make payments on the certificates.
THE BANKRUPTCY OF A BORROWER   If a borrower becomes subject to a bankruptcy proceeding, a
MAY INCREASE THE RISK OF       bankruptcy court may require modifications of the terms of a
LOSS ON A MORTGAGE LOAN.       mortgage loan without a permanent forgiveness of the principal amount of the mortgage loan.  Modifications have included
                               reducing the amount of each monthly payment, changing the rate of interest and altering the repayment schedule.  In addition, a court having federal bankruptcy jurisdiction may permit a debtor to cure a monetary default relating to a mortgage loan on the debtor's residence by paying arrearages within a reasonable period and reinstating the original mortgage loan payment
                               schedule, even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court.  In addition, under the federal bankruptcy law, all actions against a borrower and the borrower's property are automatically stayed upon the filing of a bankruptcy petition.

                                                ISSUING ENTITY

        The depositor  will  establish a trust with respect to each series on the closing date for that series, pursuant to a pooling and  servicing  agreement,  dated as of the cut-off date for that series.  On the closing date for  each  series,  the  depositor  will  deposit  into the  trust a pool of  mortgage  loans  that in the aggregate will  constitute a mortgage pool,  secured by one- to four-family  residential  properties with terms to maturity of not more than 30 years.  All of the mortgage  loans will have been  purchased  by the  depositor from the seller  pursuant to a mortgage loan  purchase  agreement,  dated as of the closing  date,  between the seller and the depositor.

        The mortgage  pool may be a single loan group or divided  into two or more loan groups.  The trust will not have any  additional  equity.  The pooling and servicing  agreement will authorize the trust to engage only in selling the  certificates in exchange for the mortgage  loans,  entering into and performing its obligations under the pooling and servicing  agreement,  activities  necessary,  suitable or convenient to such actions and other  activities  as may be  required  in  connection  with the  conservation  of the  trust  fund and  making distributions to certificateholders.

        The pooling and  servicing  agreement  will provide that the  depositor  assigns to the trustee for the benefit of the  certificateholders  without recourse all the right,  title and interest of the depositor in and to the  mortgage  loans.  Furthermore,  the pooling and  servicing  agreement  will state that,  although it is intended  that the  conveyance  by the  depositor to the trustee of the mortgage  loans be construed as a sale, the  conveyance  of the mortgage  loans shall also be deemed to be a grant by the depositor to the trustee of a security interest in the mortgage loans and related collateral.

        Some capitalized  terms used in this term sheet  supplement have the meanings given under  "Description of  the  Certificates--Glossary  of  Terms"  or  in  the  prospectus  under  "Glossary."  The  offering  of  the certificates  described in this term sheet  supplement is a  "Designated  Seller  Transaction"  as that term is used in the prospectus.

                               SPONSOR, SERVICER AND ORIGINATORS

        GENERAL

        GMAC Mortgage Corporation will be the sponsor of each series of offered certificates,  will service the mortgage  loans and will  originate  some,  if not all, of the  mortgage  loans of each series.  GMAC  Mortgage
Corporation  is a  Pennsylvania  corporation  and  a  wholly  owned  subsidiary  of  GMAC  Residential  Holding
Corporation,  which is a wholly owned subsidiary of Residential  Capital  Corporation  ("ResCap").  ResCap is a
wholly-owned  subsidiary of GMAC Mortgage  Group,  Inc.,  which is a wholly-owned  subsidiary of General Motors
Acceptance Corporation (GMAC).  GMAC is a wholly-owned subsidiary of General Motors Corporation.

        GMAC Mortgage  Corporation  began acquiring,  originating and servicing  residential  mortgage loans in
1985 through its  acquisition  of Colonial  Mortgage  Service  Company,  which was formed in 1926, and the loan administration,  servicing  operations  and  portfolio  of Norwest  Mortgage,  which  entered  the  residential mortgage  loan  business in 1906.  These  businesses  formed the  original  basis of what is now GMAC  Mortgage
Corporation.  The origination of adjustable-rate mortgage loans has been an historical practice of GMAC Mortgage
Corporation.

        GMAC Mortgage  Corporation  maintains its executive and principal offices at 100 Witmer Road,  Horsham,
Pennsylvania 19044.  Its telephone number is (215) 682 1000.

        A portion of the mortgage  loans may be originated or purchased by GMAC Bank,  which is wholly owned by
ResCap and an affiliate of GMAC Mortgage  Corporation.  Any loans  originated or purchased by GMAC Bank will be sold to GMAC  Mortgage  Corporation  and  will be  transferred  to the  trust  by  Residential  Asset  Mortgage
Products,  Inc.,  as  depositor.  All of the  mortgage  loans  that  GMAC Bank  originates  or  purchases  were originated in accordance with GMAC Mortgage  Corporation's  underwriting  standards  described below. GMAC Bank is a federal savings bank and was formed in 2001.

        GMAC Mortgage  Corporation's  overall  procedures  for  originating  and acquiring  mortgage  loans are described  under  "Description  of the Mortgage Pool-- Underwriting  Standards" in this term sheet  supplement.
GMAC Mortgage  Corporation's  material role and  responsibilities in this transaction as servicer are described in this term sheet supplement under "Pooling and Servicing Agreement-- The Servicer."

LOAN ORIGINATION AND TYPES OF MORTGAGE LOANS

        GMAC Mortgage  Corporation  has three primary  sources for residential  mortgage loan  production:  the origination of loans through its retail branches and direct lending  network,  the origination of loans through
its  mortgage   brokerage  network  and  the  purchase  of  loans  in  the  secondary  market  (primarily  from correspondent lenders).

        GMACM  originates  and acquires  mortgage  loans that  generally  fall into one of the  following  five categories:

               o      Prime  Conforming  Mortgage  Loans-- These are prime credit quality  first-lien  mortgage loans  secured  by  single-family  residences  that meet or  "conform"  to the  underwriting  standards established  by Fannie  Mae or  Freddie  Mac for  inclusion  in their  guaranteed  mortgage  securities programs.

               o      Prime  Non-Conforming  Mortgage  Loans --  These  are  prime  credit  quality  first-lien mortgage loans secured by  single-family  residences that either (1) do not conform to the underwriting standards  established  by Fannie Mae or Freddie Mac,  because  they have  original  principal  amounts exceeding  Fannie Mae and Freddie Mac limits,  which are commonly  referred to as jumbo mortgage loans, or (2) have  alternative  documentation  requirements  and property or  credit-related  features (e.g., higher  loan-to-value or debt-to-income  ratios) but are otherwise  considered prime credit quality due to other compensating factors.

               o      Government   Mortgage   Loans --  These  are   first-lien   mortgage   loans  secured  by
        single-family  residences that are insured by the Federal Housing  Administration  or guaranteed by the
        Veterans Administration.

               o      Prime  Second-Lien  Mortgage  Loans-- These  are  open-  and  closed-end  mortgage  loans secured  by a second or more  junior  lien on  single-family  residences,  which  include  home  equity mortgage loans.

                      GMAC MORTGAGE CORPORATION SECURITIZATION EXPERIENCE

        The following tables set forth the aggregate  principal amount of publicly offered  securitizations  of mortgage loans sponsored by GMAC Mortgage  Corporation  for the periods  indicated.  GMAC Mortgage  Corporation sponsored  approximately  $1.955 billion in initial aggregate principal amount of first lien mortgage loans and approximately  $3.074 billion in initial  aggregate  principal amount of second lien mortgage loans in the 2001 calendar  year.  GMAC  Mortgage  Corporation  sponsored  approximately  $4.235  billion  in  initial  aggregate principal amount of first lien mortgage loans and approximately  $3.040 billion in initial aggregate  principal amount of second lien  mortgage  loans in the 2005  calendar  year.  The  percentages  shown under  "Percentage
Change from Prior Year"  represent  the ratio of (a) the  difference  between the current and prior year volume over (b) the prior year volume.

FIRST LIEN MORTGAGE LOANS
VOLUME BY PRINCIPAL BALANCE       2001         2002          2003          2004         2005

Jumbo Fixed Rate                $1,716,041,734$2,461,563,14$3,907,776,870$2,698,493,216$522,873,155
Jumbo ARM                       $       0     $       0    $1,128,998,200$1,136,171,300$2,927,331,600
Alt-A Fixed Rate                $       0     $       0    $       0     $       0     $523,588,022
Alt-A ARM                       $       0     $       0    $       0     $       0     $260,774,100
General Holdings                $239,092,000  $466,352,000 $654,317,000  $224,099,000  $       0

TOTAL                           $1,955,133,734$2,927,915,14$5,691,092,070$4,058,763,516$4,234,566,877

   PERCENTAGE CHANGE FROM
       PRIOR YEAR(1)

Jumbo Fixed Rate                  N/A         43.44%        58.75%       (30.95)%     (80.62)%
Jumbo ARM                         N/A           N/A        100.00%         0.64%       157.65%
Alt-A Fixed Rate                  N/A           N/A          N/A           N/A         100.00%
Alt-A ARM                         N/A           N/A          N/A           N/A         100.00%
General Holdings                  N/A         95.05%        40.31%       (65.75)%     (100.00)%

TOTAL                             N/A         49.76%        94.37%       (28.68)%       4.33%

SECOND LIEN MORTGAGE LOANS
---------------------------------------------------------------------------------------------------------------
VOLUME BY PRINCIPAL BALANCE       2001         2002          2003          2004         2005

Home Equity                     $2,584,331,000$2,219,938,000$1,144,882,000$4,615,179,000$3,039,527,000
High LTV                        $489,255,000  $211,000,000 $       0     $175,000,000  $       0

TOTAL                           $3,073,586,000$2,430,938,000$1,144,882,000$4,790,179,000$3,039,527,000

   PERCENTAGE CHANGE FROM
       PRIOR YEAR(1)

Home Equity                       N/A        (14.10)%      (48.43)%      303.11%      (34.14)%
High LTV                          N/A        (56.87)%     (100.00)%      100.00%      (100.00)%

TOTAL                             N/A        (20.91)%      (52.90)%      318.40%      (36.55)%

(1)  Represents year to year growth or decline as a percentage of the prior year's securitization volume.

        GMAC MORTGAGE CORPORATION ORIGINATION EXPERIENCE

        The following tables set forth the mortgage  loans  originated  by GMAC Mortgage  Corporation  for the periods  indicated,  and the annual
average  number  of such  loans  for the same  period.  GMAC  Mortgage  Corporation  originated  a  residential mortgage  loan  portfolio  of  approximately  $55.4  billion,  $7.0  billion,  $3.4 billion and $5.8 billion during the year ended  December  31, 2002  backed by prime  conforming mortgage loans,  prime  non-conforming
mortgage  loans,  government  mortgage loans and  second-lien  mortgage loans,   respectively.   GMAC  Mortgage
Corporation  originated  a  residential  mortgage  loan  portfolio  of approximately  $39.5 billion,  $22.5 billion,
$3.4 billion and $6.7 billion during the nine months  ended  September  30, 2005 backed by prime  conforming mortgage  loans,  prime non-conforming  mortgage loans,  government mortgage loans and second-lien  mortgage loans, respectively.  The percentages shown under "Percentage  Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                                   GMAC MORTGAGE CORPORATION ORIGINATION EXPERIENCE

                                        FOR THE
                                      NINE MONTHS
                                         ENDED
                                       SEPTEMBER
                                          30,           FOR THE YEAR ENDED DECEMBER 31,

                                          2005          2004          2003          2002
     Prime conforming mortgage loans
         No. of Loans.............     217,420        276,444      558,204        367,612
         Dollar Amount of Loans...     $39,471        $45,635      $89,271        $55,407
         Percentage Change
             from Prior Year......      (13.51)%      (48.88)%       61.12%          N/A
     Prime non-conforming mortgage
     loans
         No. of Loans                   79,037        101,883       41,202         23,391
         Dollar Amount of Loans        $22,532        $28,522      $13,451         $7,010
         Percentage Change
             from Prior Year......      (21.00)%       112.04%       91.88%          N/A
     Government mortgage loans
         No. of Loans                   24,939         40,062       49,988         30,234
         Dollar Amount of Loans         $3,382         $4,834       $4,929         $3,399
         Percentage Change
             from Prior Year......      (30.04)%       (1.93)%       45.01%          N/A
     Second-lien mortgage loans
         No. of Loans                  123,238        163,233      161,036        129,201
         Dollar Amount of Loans         $6,740         $8,457       $6,803         $5,802
         Percentage Change
             from Prior Year......     (20.30)%        24.31%        17.25%          N/A
     Total mortgage loans serviced
         No. of Loans                  444,634        581,622      810,430        550,438
         Dollar Amount of Loans        $72,125        $87,448     $114,454        $71,618
         Percentage Change
             from Prior Year......      (17.52)%      (23.60)%       59.81%          N/A

        GMAC MORTGAGE CORPORATION SERVICING EXPERIENCE

        The following tables set forth the mortgage  loans  serviced  by GMAC  Mortgage  Corporation  for the periods  indicated,  and the annual average  number  of  such  loans  for the  same  period.  GMAC  Mortgage
Corporation  was  the  servicer  of a residential  mortgage loan portfolio of approximately  $150.4 billion,
$12.5 billion,  $21.2 billion and $6.67 billion during the year ended  December  31,  2002  backed by prime conforming  mortgage loans,  prime  non-conforming  mortgage loans,  government  mortgage loans and second-lien mortgage  loans,  respectively.  GMAC  Mortgage  Corporation  was the servicer of a  residential  mortgage loan portfolio  of  approximately  $182.6  billion,  $30.7  billion,  $18.2  billion  and $12.0  billion during the nine months  ended  September  30,  2005 backed by prime  conforming mortgage loans,  prime  non-conforming mortgage  loans,  government  mortgage loans and  second-lien  mortgage loans,  respectively.  The percentages shown under  "Percentage  Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                             GMAC MORTGAGE CORPORATION PRIMARY SERVICING PORTFOLIO
                                                ($ IN MILLIONS)

                                        FOR THE
                                      NINE MONTHS
                                         ENDED
                                       SEPTEMBER
                                          30,           FOR THE YEAR ENDED DECEMBER 31,

                                          2005          2004          2003          2002
     Prime conforming mortgage loans
         No. of Loans.............    1,380,985     1,323,249     1,308,284     1,418,843
         Dollar Amount of Loans...    $182,644       $165,521     $153,601       $150,421
         Percentage Change
             from Prior Year......       10.34%         7.76%         2.11%          N/A
     Prime non-conforming mortgage
     loans
         No. of Loans                   66,266         53,119       34,041         36,225
         Dollar Amount of Loans        $30,739        $23,604      $13,937        $12,543
         Percentage Change
             from Prior Year......      30.23%         69.36%       11.12%            N/A
     Government mortgage loans
         No. of Loans                  184,665        191,844      191,023        230,085
         Dollar Amount of Loans        $18,241        $18,328      $17,594        $21,174
         Percentage Change
             from Prior Year......      (0.47)%          4.17%      (16.91)%          N/A
     Second-lien mortgage loans
         No. of Loans                  377,049        350,334      282,128        261,416
         Dollar Amount of Loans        $12,044        $10,374       $7,023         $6,666
         Percentage Change
             from Prior Year......      16.10%         47.71%       5.36%            N/A
     Total mortgage loans serviced
         No. of Loans                 2,008,965     1,918,546     1,815,476     1,946,569
         Dollar Amount of Loans       $243,668       $217,827     $192,155       $190,803
         Percentage Change
             from Prior Year......       11.86%        13.36%         0.71%          N/A

                                        AFFILIATIONS AMONG TRANSACTION PARTIES

        The diagram below illustrates the ownership structure among the affiliated transaction parties.

                                        GENERAL MOTORS CORPORATION

                                  GENERAL MOTORS ACCEPTANCE CORPORATION
                                                (GMAC)

                                     RESIDENTIAL CAPITAL CORPORATION
                                                (ResCap)

                   GMAC MORTGAGE CORPORATION           RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC
                    (Servicer and Sponsor)                      (Depositor)

                                DESCRIPTION OF THE MORTGAGE POOL

        GENERAL

        The mortgage pool for each series will consist of hybrid  adjustable-rate  mortgage loans, divided into two or more loan groups.  The mortgage  loans  generally have mortgage rates that first adjust after an initial fixed rate period of  approximately  three,  five,  seven or ten years  following  origination  and then adjust semi-annually  or  annually  thereafter.  The  mortgage  loans will be secured by first  liens on fee simple or leasehold  interests in one- to four-family  residential real properties.  In each case, the property  securing the mortgage  loan is referred to as the  mortgaged  property.  With respect to mortgage  loans which have been modified,  references in this term sheet  supplement to the date of origination  shall be deemed to be the date of the most recent modification.

        The mortgage  loans will be selected  for  inclusion in the  mortgage  pool from among  mortgage  loans originated  or  purchased  in  connection  with the  Sponsor's  Underwriting  Standards  described  below under
"--Underwriting  Standards"  in this term  sheet  supplement,  based on the  Sponsor's  assessment  of  investor preferences and rating agency criteria.

        Under the terms of the pooling and servicing  agreement,  the depositor will assign the representations and  warranties  made by the seller in the mortgage loan  purchase  agreement to the trustee for the benefit of the  certificateholders  as of the  date of  issuance  of the  certificates.  All of the  mortgage  loans  were originated or acquired by GMAC Mortgage Corporation.

        The seller will be obligated to repurchase  or substitute  for a mortgage loan in the event of a breach of its  representations  and  warranties  with  respect  to that  mortgage  loan if the breach  materially  and adversely  affects the interests of the  certificateholders  in that mortgage  loan.  For a description of some of the  representations  and warranties made by the seller, see below under the caption  "--Representations  and
Warranties" in this term sheet supplement.

        The depositor will not make any  representations  and warranties with respect to the mortgage loans and will not be required to repurchase  any mortgage loan in the event of a breach of the seller's  representations and warranties with respect to a mortgage loan.

MORTGAGE POOL CHARACTERISTICS

        The original  mortgages or assignments of mortgage for substantially all of the mortgage loans may have been  or may be,  at the  sole  discretion  of the  servicer,  recorded  in the  name  of  Mortgage  Electronic
Registration  Systems,  Inc, or MERS, solely as nominee for the originator and its successors and assigns,  and subsequent  assignments of those  mortgages  will be registered  electronically  through the MERS(R)System.  For each of these  mortgage  loans,  MERS will serve as mortgagee of record on the mortgage  solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan.

        A portion of the mortgage loans may be buy-down loans.

        None of the mortgage loans will provide for deferred interest or negative amortization.

        Mortgage Rate Adjustments.

        Initial  Fixed-Rate  Periods.  The mortgage rates on the mortgage loans will remain fixed for a certain period and thereafter  will adjust  semi-annually  or annually to a rate equal to the sum of six-month LIBOR or one-year LIBOR and a fixed percentage,  which is called a note margin,  set forth in the related mortgage note, subject to the limitations described in this term sheet supplement.

        Initial  Interest-Only  Periods.  A portion of the mortgage loans may require the related  borrowers to make monthly  payments of accrued  interest,  but not principal,  for a certain period  following  origination, which can range from three to ten years.  Borrowers  on  interest-only  mortgage  loans will be required to pay an amount of principal and interest  which will amortize the related  mortgage loan over the remaining  term of that mortgage loan.

        Monthly  Payment  Adjustments.  The amount of the  monthly  payment on each  mortgage  will be adjusted annually  on the due date of the month  following  the month in which the  adjustment  date occurs to equal the amount  necessary to pay interest or principal and interest at the  then-applicable  mortgage rate and to fully amortize the outstanding  principal  balance of each mortgage loan over its remaining term to stated  maturity.
The mortgage  loans will have various  adjustment  dates,  note margins and  limitations  on the mortgage  rate adjustments.

        The mortgage  rate on each mortgage  loan may not increase or decrease on any  adjustment  date by more than a specified  percentage  per annum which is called the periodic  rate cap. The mortgage rate on a mortgage loan may not exceed the maximum  mortgage  rate or be less than the minimum  mortgage  rate  specified for that mortgage  loan in the related  mortgage  note.  The minimum  mortgage rate for each mortgage loan will be equal to the note margin.  No mortgage  loan  provides for payment caps on any  adjustment  date that would result in deferred interest or negative amortization.

        Interest Rate Indices.  The mortgage loans will generally adjust  semi-annually  based on the six-month
LIBOR Index or adjust  annually  based on the one-year  LIBOR Index.  The  six-month  LIBOR index will be a per annum rate equal to the average of interbank offered rates for six-months U.S. dollar  denominated  deposits in the London  market  based on  quotations  of major banks as  published  in The Wall Street  Journal and as most recently  available as of the date forty-five  days prior to the related  adjustment date or the first business day of the month  preceding  the related  adjustment  date.  The one-year  LIBOR index will be a per annum rate equal to the average of interbank  offered rates for one-year U.S.  dollar  denominated  deposits in the London market  based on  quotations  of major  banks as  published  in The Wall Street  Journal  and as most  recently available as of the date  forty-five  days prior to the related  adjustment  date or the first  business day of the month preceding the related adjustment date.

        Each of the  six-month  LIBOR  index  and  one-year  LIBOR  index is  referred  to in this  term  sheet supplement as an index.  In the event that six-month LIBOR index or one year LIBOR is no longer  available,  an index that is based on comparable information will be selected by the servicer.

        The  initial  mortgage  rate  in  effect  on a  mortgage  loan  generally  will  be  lower,  and may be significantly  lower,  than the  mortgage  rate that would have been in effect  based on the related  index and note margin.  Therefore,  unless the related index declines  after  origination of a mortgage loan, the related mortgage rate will  generally  increase on the first  adjustment  date  following  origination of such mortgage loan subject to the related  periodic  rate cap. The  repayment of the mortgage  loans will be dependent on the ability of the  mortgagors  to make  larger  monthly  payments  following  adjustments  of the  mortgage  rate.
Mortgage  loans that have the same  initial  mortgage  rate may not always bear  interest at the same  mortgage rate because such mortgage  loans may have different  adjustment  dates,  and the mortgage rates  therefore may reflect different note margins, maximum mortgage rates and minimum mortgage rates.

        As used in this term sheet  supplement the remaining term to scheduled  maturity  means, as of any date of  determination  and with respect to any mortgage loan, the number of months equaling the number of scheduled monthly payments  necessary to reduce the then-current  outstanding  principal balance of that mortgage loan to zero,  assuming the related  mortgagor  will make all scheduled  monthly  payments but no  prepayments,  on the mortgage loan thereafter.

STATIC POOL INFORMATION

        Current  static pool data with respect to mortgage loans master  serviced by GMAC Mortgage  Corporation is available on the internet at  http://staticpool.gmacm.com  (the "Static Pool Data").  Information  presented under "AR" as the series will include  information  regarding prior  securitizations of mortgage loans that are similar to the  mortgage  loans  included in this  mortgage  pool,  based on  underwriting  criteria and credit quality.  Static Pool Data that  relates to periods  prior to January 1, 2006,  will not form part of this term sheet supplement, the base prospectus, or the registration statement relating to the offered certificates.

        As used in the  Static  Pool  Data,  a loan is  considered  to be "30 to 59 days" or "30 or more  days"
delinquent  when a payment due on any due date remains  unpaid as of the close of business on the last business day  immediately  prior to the next following  monthly due date. The  determination  as to whether a loan falls into this  category is made as of the close of business on the last  business day of each month.  Grace periods and partial payments do not affect these determinations.

        From time to time, the servicer will modify a mortgage loan,  recasting monthly payments for delinquent borrowers who have  experienced  financial  difficulties.  Generally  such  borrowers  make payments  under the modified  terms for a trial  period,  before the  modifications  become  final.  During any such trial  period, delinquencies  are reported based on the mortgage loan's original  payment terms.  The trial period is designed to evaluate  both a borrower's  desire to remain in the  mortgaged  property  and, in some cases,  a borrower's capacity  to pay a higher  monthly  payment  obligation.  The trial  period  generally  may extend to up to six months before a modification  is finalized.  Once the  modifications  become final  delinquencies  are reported based on the  modified  terms.  Generally  if a borrower  fails to make  payments  during a trial  period,  the mortgage  loan goes into  foreclosure.  Historically,  the  servicer  has not  modified  a  material  number of mortgage  loans  in any  pool.  Furthermore,  the  rating  agencies  rating  the  certificates  impose  certain limitations on the ability of the servicer to modify loans.

        Charge offs are taken only when the servicer has  determined  that it has received all payments or cash recoveries  which the servicer  reasonably and in good faith expects to be finally  recoverable with respect to any mortgage loan.

        There can be no assurance that the delinquency and foreclosure  experience set forth in the Static Pool
Data will be  representative  of the  results  that may be  experienced  with  respect  to the  mortgage  loans included in the trust.

NON-RECORDATION OF ASSIGNMENTS; POSSESSION OF MORTGAGES

        The seller will not be  required  to record  assignments  of the  mortgages  to the trustee in the real property  records  of the  states in which the  related  mortgaged  properties  are  located.  Other  than with respect to the mortgage  loans  recorded in the name of MERS,  GMAC  Mortgage  Corporation  will retain  record title to the mortgages on behalf of the trustee and the  certificateholders.  Although the  recordation  of the assignments  of the  mortgages  in favor of the trustee is not  necessary  to effect a transfer of the mortgage loans to the trustee,  if GMAC Mortgage  Corporation  were to sell,  assign,  pledge,  satisfy or discharge any mortgage  loan prior to the  recording,  if any, of the related  assignment in favor of the trustee and in some cases even  after the  recordation  of any  related  assignment,  the other  parties  to the sale,  assignment, satisfaction,  pledge,  or discharge  may have rights  superior to those of the  trustee.  In a small number of states,  including Florida, in the absence of recordation of the assignments of the mortgages,  the transfer to the trustee of the mortgage  loans may not be  effective  against  certain  creditors  or  purchasers  from the seller or a trustee in bankruptcy  thereof.  If those other  parties,  creditors or  purchasers  have rights to the  mortgage  loans that are  superior  to those of the  trustee,  certificateholders  could lose the right to future  payments of principal  and interest to the extent that those rights are not  otherwise  enforceable  in favor of the trustee under the applicable mortgage documents.

        The trustee will not have physical  possession of the mortgage  notes related to the mortgage  loans in the trust.  Instead,  GMAC Bank, in its capacity as custodian,  will retain  possession of the mortgage  notes, which may be endorsed in blank and not stamped or otherwise  marked to reflect the  assignment  to the trustee.
If a subsequent  purchaser  were able to take physical  possession of the mortgage  notes without  knowledge of that  assignment,  the  interests  of the  trustee in the  mortgage  loans  could be  defeated.  In that event, distributions to certificateholders may be adversely affected.

PRIMARY MORTGAGE INSURANCE AND PRIMARY HAZARD INSURANCE

        Each mortgage loan is required to be covered by a standard hazard insurance  policy,  which is referred to as a  primary  hazard  insurance  policy.  In  addition,  to the  best of the  depositor's  knowledge,  each mortgage  loan  with a  loan-to-value  ratio at  origination  in  excess  of 80% will be  insured  by a primary mortgage  insurance policy,  which is referred to as a primary  insurance  policy,  covering the portion of the principal  balance of the mortgage  loan that exceeds 80% of the value of the  property.  Substantially  all of the primary  insurance  policies  were issued by  Genworth  Mortgage  Insurance  Corporation,  United  Guaranty
Residential  Insurance  Company,  Radian Guaranty Inc., PMI Mortgage Insurance Co., Mortgage Insurance Guaranty
Corporation,  Triad Guaranty  Insurance  Corporation or Republic Mortgage Insurance Co., which collectively are the primary  insurers.  Each primary  insurer has a claims paying  ability  currently  acceptable to the rating agencies that have been  requested to rate the  certificates;  however,  there is no assurance as to the actual ability of any primary insurer to pay claims.  See "Insurance Policies on Loans" in the prospectus.

UNDERWRITING STANDARDS

        GMAC Mortgage  Corporation's  underwriting  standards with respect to the mortgage loans generally will
conform  to  those  published  in  GMAC  Mortgage  Corporation's   underwriting  guidelines.  The  underwriting
standards as set forth in GMAC Mortgage  Corporation's  underwriting  guidelines are continually  revised based on prevailing conditions in the residential mortgage market and the market for mortgage securities.

        The  underwriting  standards  set forth in GMAC Mortgage  Corporation's  underwriting  guidelines  with respect to mortgage loans  originated or acquired under the GMAC Mortgage Jumbo  Adjustable  Rate Loan Programs
provide for varying levels of  documentation.  For the  "Standard"  documentation  loan program,  a prospective borrower  is  required  to  complete  a  detailed  application  providing  pertinent  credit  information.  The application  contains  a  description  of  borrower's  assets and  liabilities  and a  statement  of income and expenses,  as well as an  authorization  to apply for a credit report which  summarizes the  borrower's  credit history with  merchants  and lenders and any record of  bankruptcy.  In addition,  employment  verification  is obtained  which  reports  the  borrower's  current  salary  and may  contain  the length of  employment  and an indication as to whether it is expected that the borrower  will  continue such  employment in the future.  If a prospective  borrower is self-employed or if income is received from dividends and interest,  rental properties or other income which can be verified  from tax returns,  the borrower may also be required to submit copies of signed tax  returns.  In  addition,  the  borrower  may be required to  authorize  verification  of deposits at financial institutions where the borrower has accounts.

        Loan  applications  for jumbo  loans for loan  amounts  or  combined  loan  amount  less than  $850,000 originated  or purchased by GMAC Mortgage  Corporation  may be submitted to an automated  underwriting  system.
GMAC  Mortgage  Corporation  uses  Fannie  Mae's  Desktop  Underwriter  program,  or DU, or Freddie  Mac's Loan
Prospector  program, or LP. These automated  underwriting  systems were developed by Fannie Mae and Freddie Mac and are  used  to  underwrite  conventional,  governmentally-insured  and  jumbo  loans  based  on  established guidelines.  Loans  that  receive  an  "Approve/Eligible"  or  an  "Approve/Ineligible"  only  as a  result  of parameters  acceptable  under the  specific  product  that do not meet  conforming  eligibility  guidelines  in connection  with DU or "Accept  Plus" or "Accept" in  connection  with LP are  considered  loans  eligible  for origination or purchase by GMAC Mortgage  Corporation and may follow reduced income and asset  documentation as noted on the automated  underwriting  finding  report.  This  streamlined  documentation  alternative  does not apply to loan amounts and combined  loan amounts  exceeding  $850,000.  Loan amounts and combined  loan amounts over  $850,000  are not  eligible  for  submission  to  automated  underwriting  or the  reduced  documentation process.  The automated  underwriting  system is not used as a loan decision tool but, instead, is used only as a reduced  documentation  alternative  for certain  qualifying  mortgage  loans,  and jumbo loans are generally subjected to a manual review via the approved delegated underwriting authority.

        Recently,  GMAC Mortgage  Corporation  has  instituted a proprietary  automated  underwriting  decision engine for  selected  jumbo  adjustable  rate  mortgage  products  (the "AU  Engine").  The AU Engine  provides recommendations  on selected GMAC Mortgage  Corporation  jumbo  adjustable rate mortgage  products and provides the ability to validate loans using the AU Engine "Approve" recommendation.

        The AU Engine delivers a full underwriting  decision that includes GMAC Mortgage  Corporation's product guidelines  and  customized  findings  messages.  Loans  that  receive  an  "Approve"  recommendation  from the
AU Engine  will be considered as having a GMAC Mortgage  Corporation  automated  conditional  approval and will follow the findings  documentation report supplied by the AU Engine for all documentation  requirements.  Loans that  receive a "Refer"  recommendation  from the AU Engine may not follow the  findings  documentation  report
requirements.   Instead,  a  full  manual  underwrite  must  be  completed  to  validate  proper  documentation requirements.

        In determining  the adequacy of the mortgaged  property as collateral,  an appraisal may be required of each property  considered for financing.  Such  appraisals may be performed by appraisers  independent  from or affiliated  with GMAC Mortgage  Corporation or its affiliates.  Such  appraisals,  however,  will not establish that the  mortgaged  properties  provide  assurance  of  repayment  of the  mortgage  loans.  The  appraiser is required to verify that property is in good condition and that  construction,  if new, has been completed.  The appraisal  is based on  various  factors,  including  the  market  value of  comparable  homes  and the cost of replacing  the  improvements.  For  existing  properties,  if the  appraisal is more than 120 days old but less than 180 days old, the original  appraiser  must certify that the value has not  declined.  If the appraisal is more  than 180 days old,  a new  appraisal  is  required.  For new  construction  or  construction-to-permanent loans,  if the  appraisal  is more than 180 days old but less than 360 days old, the  original  appraiser  must certify  that  the  value  has  not  declined.  The  re-certification  must be  dated  within  180  days of the settlement  or  closing.  If the  appraisal  is more than 360 days old, a new  appraisal  is  required.  To the extent that the appraised  value of a mortgaged  property  declines over time, the actual  loan-to-value  ratio with  respect  to such  mortgage  loan will be  higher  than the  loan-to-value  ratio  derived  at the time of origination of such mortgage loan.

        Once all applicable employment,  credit, asset and property information is received, a determination is made as to whether the  prospective  borrower has sufficient  monthly  income  available to meet the borrower's monthly  obligations  on the proposed  mortgage loan and other  expenses  related to the home (such as property taxes and hazard insurance) and other financial obligations and monthly living expenses.

        Under GMAC Mortgage  Corporation's  underwriting  guidelines,  loans may also be  originated  under the
"Relocation" or "Relocation-VIP"  documentation programs.  Under these programs,  certain items described above are  verified  using  alternative  sources.  In the  case of  "Relocation"  documentation,  a  signed  employer relocation  verification  form is  acceptable  in lieu of a  paystub.  The  "Relocation-VIP"  program  does not require income verification, however, eligible borrowers must have a minimum annual base salary of $75,000.

        Loans may also be  originated  under GMAC  Mortgage  Corporation's  underwriting  guidelines  under the
"Stated Income," a no income verification for self-employed and salaried  borrowers.  For these loans, a credit check,  an  appraisal,  and  verification  of sufficient  assets is required.  These loans  generally  will not exceed a 80% loan-to-value ratio on primary residences and a 70% loan-to-value ratio on second homes.

        GMAC Mortgage Corporation's  underwriting  guidelines also provide for loans under its "Select" program to employees  and retirees of General  Motors  Corporation,  or GM. Such loans are made to  executives of GM or affiliates of GM, dealer  principals  and general  managers with a minimum  annual base salary of $75,000 or to
GM or GM affiliate  retirees  with a minimum base  retirement  annual  income of $60,000.  In addition,  "Super
Select"  processed loans are made to executives of GM or affiliates of GM and dealer  principals with a minimum annual base salary of $200,000.  For both  "Select" and "Super  Select" loan  programs,  no income and no asset verification  is  required.  A full  appraisal  is always  required on all loan  transactions,  whether it is a
purchase  or  refinance.   Underwriting  for  both  "Select"  and  "Super  Select"  is  subject  to  a  maximum loan-to-value  ratio of 80% for  primary  residences  and second  homes on purchase  and rate & term  refinance
transactions.   For  the  "Select"   program,   no  equity  refinances  are  permitted  on  second  homes.  The loan-to-value  ratio for the "Super Select" program is based on the appraised  value. On the "Select"  program, a full  appraisal is always  required on all  transactions.  For example,  if the combined loan amount  exceeds
$850,000  or if the loan is an equity  refinance  loan,  a full  appraisal  of the  property  is  required.  In addition to the loan-to-value and salary requirements  described above,  generally,  borrower eligibility under the "Select" or "Super  Select"  documentation  program may be  determined  by use of a credit  scoring  model, which in most cases requires a minimum credit score of 680.

        The  underwriting  standards  set forth in GMAC Mortgage  Corporation's  underwriting  guidelines  with respect to mortgage  loans  originated  under the GMAC  Mortgage  Jumbo  Adjustable  Rate Loan  Programs may be
varied in  appropriate  cases.  There can be no assurance that every mortgage loan was originated in conformity with the  applicable  underwriting  standards in all material  respects,  or that the quality or performance of the mortgage loans will be equivalent under all circumstances.

        GMAC Mortgage  Corporation's  underwriting  standards  include a set of specific  criteria  pursuant to
which  the  underwriting   evaluation  is  made.  However,  the  application  of  GMAC  Mortgage  Corporation's underwriting  standards  does not imply that each  specific  criterion was satisfied  individually.  Rather,  a mortgage loan will be considered to be  originated  in accordance  with a given set of  underwriting  standards if, based on an overall qualitative  evaluation,  the loan is in substantial compliance with those underwriting standards.  For example,  a mortgage  loan may be considered  to comply with a set of  underwriting  standards, even if one or more specific criteria  included in those  underwriting  standards were not satisfied,  if other factors  compensated  for the criteria  that were not  satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.

REPRESENTATIONS AND WARRANTIES

        Pursuant to the mortgage  loan purchase  agreement,  the seller will make certain  representations  and warranties to the depositor  concerning the mortgage  loans,  which the depositor,  in turn, will assign to the trustee.  The representations and warranties of the seller include,  among other things, that as of the closing date or such other date as may be specified below:

(a)     The information  set forth in the mortgage loan schedule is true,  complete and correct in all material respects as of the cut-off date;

(b)     Each mortgage creates a first lien on an estate in fee simple or a leasehold  interest in real property securing  the related  mortgage  note,  free and clear of all  adverse  claims,  liens and  encumbrances having priority over the first lien of the mortgage subject only to certain permitted exceptions;

(c)     No mortgage  loan has been 30 or more days past due at any time during the 12 month period prior to the cut-off  date.  As of the cut-off  date,  no mortgage loan was 30 or more days past due and has not been dishonored;  there  are no  defaults  under the  terms of any  mortgage  loan;  and the  seller  has not advanced  funds,  or induced,  solicited or  knowingly  received any advance of funds from a party other than the owner of the  mortgaged  property  subject to any  mortgage,  directly or  indirectly,  for the payment of any amount required by the related mortgage loan;

(d)     There  are no  delinquent  taxes  which  are  due and  payable,  ground  rents,  assessments  or  other outstanding charges affecting any mortgaged property;

(e)     No mortgage note or the related mortgage is subject to any right of rescission,  set-off,  counterclaim or defense,  including the defense of usury,  nor will the operation of any of the terms of the mortgage note and the  mortgage,  or the exercise of any right  thereunder,  render the mortgage note or mortgage unenforceable,  in whole or in part, or subject to any right of  rescission,  set-off,  counterclaim  or defense,  including the defense of usury,  and no such right of  rescission,  set-off,  counterclaim  or defense has been asserted with respect thereto;

(f)     All buildings upon each mortgaged  property are insured by a generally  acceptable  insurer pursuant to standard hazard policies conforming to the requirements of Fannie Mae and Freddie Mac;

(g)     Any and all  requirements  of any federal,  state or local law including,  without  limitation,  usury,
       truth-in-lending,   real  estate  settlement  procedures,   consumer  credit  protection,  equal  credit
       opportunity  or  disclosure  laws  applicable  to each  mortgage  loan  have been  complied  with in all material respects;

(h)     No mortgage has been satisfied,  canceled or subordinated,  in whole or in part, or rescinded,  and the related  mortgaged  property has not been released  from the lien of the  mortgage,  in whole or in part nor has any instrument  been executed that would effect any such  satisfaction,  release,  cancellation, subordination or rescission;

(i)     Each mortgage note and the related  mortgage are original and genuine and each is the legal,  valid and binding  obligation  of the maker  thereof,  enforceable  in all respects in  accordance  with its terms subject  to  bankruptcy,  insolvency  and other  laws of  general  application  affecting  the rights of creditors;

(j)     Immediately  prior to the transfer and  assignment to the  depositor,  no mortgage note or mortgage was subject to an assignment  or pledge,  and the seller had good and  marketable  title to and was the sole owner  thereof and had full right to  transfer  and sell the  mortgage  loan to the  depositor  free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest;

(k)     Each mortgage loan is covered by a lender's title insurance  policy or other generally  acceptable form of policy of insurance,  with all  necessary  endorsements,  issued by a title  insurer  qualified to do business in the jurisdiction where the related mortgaged property is located;

(l)     To the seller's knowledge,  there is no default,  breach,  violation or event of acceleration  existing under any  mortgage or  mortgage  note and no event  which,  with the passage of time or with notice and the  expiration  of any grace or cure period,  would  constitute a default,  breach,  violation or event permitting  acceleration;  and  neither  the seller  nor any prior  mortgagee  has  waived any  default, breach, violation or event permitting acceleration;

(m)     To the seller's  knowledge,  there are no mechanics  liens,  or similar liens or claims which have been filed for work,  labor or material  affecting any mortgaged  property which are or may be liens prior to or equal to the lien of the related mortgage; and

(n)     To the seller's knowledge,  each mortgaged property at origination of the related mortgage loan was and currently  is free of damage and waste and to the seller's  knowledge,  at  origination  of the mortgage loan there was, and there  currently  is, no  proceeding  pending for the total or partial  condemnation thereof.

        Upon  discovery  by the  seller,  the  depositor  or the trustee of a breach of any  representation  or warranty set forth above which  materially  and adversely  affects the interests of the  certificateholders  in any  mortgage  loan,  the party  discovering  such  breach is required  to give  prompt  written  notice to the others.  The seller  shall have a period of 90 days from the earlier of its  discovery or its receipt of notice of any such  breach  within  which to correct or cure a breach of any  representation  or  warranty it has made with  respect to a mortgage  loan.  If any such breach  cannot be corrected or cured within such 90 day period, the seller shall,  not later than 90 days of its discovery or its receipt of notice of such breach,  repurchase the affected  mortgage loan at the related  purchase  price.  The seller will have the option to substitute one or more  mortgage  loans for any mortgage loan that it is required to  repurchase  if the  substitute  mortgage loan or loans satisfy the  requirements  for substitute  mortgage loans as described under  "Description of the
Securities--Limited Right of Substitution" in the prospectus.

        The seller will be required to  repurchase  or  substitute  for a mortgage  loan if the  substance of a representation  or warranty made by it has been  breached,  even if the  representation  or warranty made by it has been qualified to such party's  knowledge.  Upon any substitution for a mortgage loan, the  representations and  warranties  set forth above shall be deemed to be made as to any  substitute  mortgage loan as of the date of  substitution.  The obligations of the seller to cure,  repurchase or substitute for any mortgage loan shall constitute the  certificateholders'  sole and exclusive remedy  respecting a breach of any  representations  or warranties with respect to the mortgage loans.

               BILLING AND PAYMENT PROCEDURES

        Mortgage  loans  require  monthly  payments  with the  majority of the  payments  due on the 1st of the month.  Most  mortgage  loans have a 10-15 day grace period each month.  The servicer  sends  monthly  invoices or annual  coupon  books to borrowers to prompt the  collection  of the  outstanding  payments.  Borrowers  may elect for  monthly  payments  to be deducted  automatically  from bank  accounts on the same day every month or may take  advantage of on demand ACH  payments  made over the  internet or via phone.  Borrowers  also have the opportunity  to  accelerate  the  amortization  of their loan by  enrolling in a program to deduct half of each month payment every other week.

                                        DESCRIPTION OF THE CERTIFICATES

        GENERAL

        The trust will issue  certificates  pursuant to the pooling and servicing  agreement.  The certificates consist of certain  publicly  offered  classes of  certificates,  which are  referred  to  collectively  as the offered  certificates,  and one or more classes of Class B  Certificates  which are not publicly  offered.  The various  classes of Class A  Certificates  are  referred  to  collectively  as the  Class A  Certificates.  The various  classes  of  Class  R  Certificates  are  referred  to  collectively  as the  Class  R,  or  Residual,
Certificates.  The various  classes of Class A and Class R  Certificates  are referred to  collectively  as the
Senior  Certificates.  In addition to the Senior  Certificates,  except as is otherwise  set forth in any final term sheet  supplement  for that series,  each series of  certificates  will include six classes of subordinate certificates  which  are  designated  as  the  Class  M-1  Certificates,  Class  M-2  Certificates,  Class  M-3
Certificates,  Class  B-1  Certificates,  Class B-2  Certificates  and  Class B-3  Certificates,   collectively
referred  to as  the  subordinated  certificates.  See  "Glossary"  in  the  prospectus  for  the  meanings  of capitalized terms and acronyms not otherwise defined in this term sheet supplement.

        The certificates of any series will evidence the entire  beneficial  ownership  interest in the related trust.  For any series, the trust will consist of:

o       the mortgage loans,  excluding scheduled payments due in the month of the cut-off date,  transferred to that trust;

o       the assets that are from time to time are  identified  as deposited  in respect of the  mortgage  loans transferred to that trust in the Custodial  Account and in the Payment  Account and belonging to the trust;

o       property acquired by foreclosure of the mortgage loans or by deed in lieu of foreclosure;

o       any applicable primary insurance policies and primary hazard insurance policies; and

o       all proceeds of any of the foregoing.

        Except  as  is  otherwise  set  forth  in  the  prospectus  supplement  for  that  series,  the  Senior
Certificates,  other than the Class R Certificates,  and the Class M Certificates  identified in the final term sheet for any class of offered  certificates  will be available only in book-entry  form through  facilities of
The Depository Trust Company, or DTC, and are collectively referred to as the DTC registered certificates.

        The DTC  registered  certificates  of any  series  will  be  represented  by one or  more  certificates registered  in the name of Cede & Co., as the nominee of DTC. No  beneficial  owner will be entitled to receive a certificate of any class in fully registered form, or a definitive  certificate,  except as described in this term sheet  supplement  under  "--Book-Entry  Registration  of Certain  of the  Offered  Certificates--Definitive
Certificates."  Unless and until definitive  certificates are issued for the DTC registered  certificates under the limited circumstances described in this term sheet supplement:

o       all references to actions by certificateholders  with respect to the DTC registered  certificates shall refer to actions taken by DTC upon instructions from its participants; and

o              all references in this term sheet supplement to distributions,  notices,  reports and statements
               to  certificateholders   with  respect  to  the  DTC  registered  certificates  shall  refer  to distributions,  notices,  reports and statements to DTC or Cede & Co., as the registered  holder of the DTC registered  certificates,  for distribution to beneficial owners by DTC in accordance with DTC procedures.

               GLOSSARY OF TERMS

        The  following  terms  are  given the  meanings  shown  below to help  describe  the cash  flows on the certificates:

        ACCRUED  CERTIFICATE  INTEREST-- With respect to any distribution  date and each class of certificates, an amount equal to interest  accrued during the related  Interest  Accrual Period on the Certificate  Principal
Balance of that class immediately prior to that distribution date at the then-applicable  related  Pass-Through
Rate,  less  interest  shortfalls,  if any,  allocated  thereto  for that  distribution  date to the extent not covered with respect to the Senior Certificates by the subordination  provided by the Subordinate  Certificates and, with respect to the Class M  Certificates to the extent not covered by the  subordination  provided by the
Class B  Certificates  and any class or  classes  of  Class M  Certificates  having a lower  payment  priority, including in each case:

(1)     any  Prepayment  Interest  Shortfalls  for the  related  loan group to the  extent  not  covered by the servicer as described in this term sheet  supplement  under  "Description of the  Certificates--Interest
        Distributions";

(2)     the interest  portions of Realized Losses for the related loan group,  including  Excess Special Hazard
        Losses,  Excess Fraud Losses,  Excess Bankruptcy Losses, and Extraordinary Losses not allocated through subordination;

(3)     the interest portion of any Advances that were made with respect to delinquencies  for the related loan group that were ultimately  determined to be Excess Special Hazard Losses,  Excess Fraud Losses, Excess
        Bankruptcy Losses or Extraordinary Losses; and

(4)     any other interest  shortfalls for the related loan group,  including interest  shortfalls  relating to the  Servicemembers  Civil Relief Act,  referred to in this term sheet supplement as the Relief Act, or similar legislation or regulations, all allocated as described below.

        The  portion of any such  reduction  allocated  to the  Subordinate  Certificates  will be based on the related  Subordinate  Component and will be allocated among the  Subordinate  Certificates in proportion to the amounts of Accrued  Certificate  Interest that would have been payable absent those  reductions.  The remainder of any such reductions  will be allocated  among the holders of the related  classes of Senior  Certificates in proportion  to the  respective  amounts of Accrued  Certificate  Interest  that would have been payable on that distribution  date absent these  reductions.  In the case of each class of  Subordinate  Certificates,  Accrued
Certificate  Interest  on that class  will be further  reduced by the  allocation  of the  interest  portion of certain losses  thereto,  if any, as described  below under  "--Allocation  of Losses;  Subordination."  Accrued
Certificate  Interest on each class of Senior  Certificates  will be distributed  on a pro rata basis.  Accrued
Certificate  Interest on each class of  certificates is calculated on the basis of a 360-day year consisting of twelve 30-day months.

        AGGREGATE SUBORDINATE  PERCENTAGE-- With respect to any distribution date, the percentage equivalent of a  fraction  the  numerator  of  which  is the  aggregate  Certificate  Principal  Balance  of the  Subordinate
Certificates  immediately  prior to that distribution date and the denominator of which is the aggregate Stated
Principal Balance of the mortgage loans immediately prior to that distribution date.

        AVAILABLE  DISTRIBUTION  AMOUNT-- With respect to each loan group and any distribution  date, an amount equal to:

o       the aggregate  amount of scheduled  payments on the related  mortgage loans due on the related due date and  received on or prior to the related  determination  date,  after  deduction  of the related servicing  fees and the  expenses,  if any, of the trustee in  connection  with the  transfer of servicing  following a default by the servicer,  to the extent not paid by the  servicer,  which will be in the amounts set forth in the pooling and servicing agreement;

o       all unscheduled  payments,  including  mortgagor  prepayments on the related mortgage loans,  Insurance
               Proceeds,  Liquidation  Proceeds,  Subsequent  Recoveries  and proceeds from  repurchases of and substitutions  for the related mortgage loans occurring during the preceding  calendar month or, in the case of  mortgagor  prepayments  in full,  received  by the  servicer  during the related
               Prepayment Period; and

o       all Advances in respect of the related mortgage loans made for that distribution date;

in each case net of amounts reimbursable therefrom to the servicer.

        In addition to the foregoing amounts, with respect to unscheduled collections,  not including mortgagor prepayments,  the servicer may elect to treat such  amounts as included in the related  Available  Distribution
Amount for the  distribution  date in the month of receipt,  but is not  obligated  to do so. As  described  in this term sheet  supplement  under  "--Principal  Distributions  on the Senior  Certificates,"  any amount  with respect to which such  election  is so made shall be  treated as having  been  received  on the last day of the preceding  calendar  month for the purposes of calculating  the amount of principal and interest  distributions to any class of  certificates.  With  respect to any  distribution  date,  the due date is the first day of the month in which that distribution  date occurs and the determination  date is the 15th day of the month in which that distribution date occurs or, if that day is not a business day, the immediately succeeding business day.

        CERTIFICATE  PRINCIPAL  BALANCE -- With  respect  to any  offered  certificates  and as of any  date of determination,  an amount equal to the initial  Certificate  Principal Balance of that certificate,  reduced by the  aggregate  of (a)  all  amounts  allocable  to  principal  previously  distributed  with  respect  to that certificate  and (b) any reductions in the Certificate  Principal  Balance of that  certificate  deemed to have occurred  in  connection  with  allocations  of  Realized  Losses in the  manner  described  in this term sheet supplement;  provided,  that the Certificate  Principal Balance of each class of certificates to which Realized
Losses have been previously  allocated shall be increased,  sequentially in the order of payment  priority,  by the amount of Subsequent  Recoveries,  but not by more than the amount of Realized Losses previously  allocated to reduce such  Certificate  Principal  Balance;  provided,  further,  that,  after the  Certificate  Principal
Balances of the Class B  Certificates  have been  reduced to zero,  the  Certificate  Principal  Balance of the class of  Class M  Certificates  outstanding  with the  lowest  payment  priority  shall  equal the  percentage interest  evidenced  thereby  multiplied  by the excess,  if any, of (1) the  then-aggregate  Stated  Principal
Balance of all of the mortgage loans over (2) the  then-aggregate  Certificate  Principal  Balance of all other classes of certificates then outstanding.

        CLASS M PERCENTAGE-- With respect to each class of Class M  Certificates and any distribution date, the percentage  equal  to  the  Certificate  Principal  Balance  of  the  related  class  of  Class M  Certificates immediately  prior to that  distribution  date divided by the aggregate Stated Principal  Balance of all of the mortgage loans immediately prior to that distribution date.

        CREDIT  SUPPORT  DEPLETION  DATE-- The  first  distribution  date on which  the  aggregate  Certificate
Principal Balance of the Subordinate Certificates has been reduced to zero.

        ELIGIBLE FUNDS-- On any distribution date, the portion,  if any, of the Available  Distribution  Amount for a loan group remaining after reduction by the sum of the related Senior Interest  Distribution  Amount, the related Senior Principal  Distribution Amount,  determined without regard to clause (4) of its definition,  and the aggregate amount of Accrued Certificate  Interest on the Class M,  Class B-1 and Class B-2  Certificates to
the extent such Accrued Certificate Interest is derived from such loan group.

        EXCESS BANKRUPTCY LOSSES-- Bankruptcy Losses in excess of the Bankruptcy Amount.

        EXCESS FRAUD LOSSES-- Fraud Losses in excess of the Fraud Loss Amount.

        EXCESS SPECIAL HAZARD LOSSES-- Special Hazard Losses in excess of the Special Hazard Amount.

        EXCESS  SUBORDINATE  PRINCIPAL AMOUNT-- With respect to any distribution  date on which the Certificate
Principal  Balance of the most subordinate  class or classes of certificates  then outstanding is to be reduced to zero and on which Realized  Losses are to be allocated to that class or those classes,  the amount,  if any, by which (1) the amount of principal that would  otherwise be  distributable  on that class or those classes of certificates on that  distribution  date is greater than (2) the excess,  if any, of the aggregate  Certificate
Principal  Balance of that class or those classes of certificates  immediately  prior to that distribution date over the aggregate  amount of Realized  Losses to be allocated to that class or those  classes of  certificates on that  distribution  date.  The Excess  Subordinate  Principal  Amount will be  allocated  between the Senior
Certificates  related to each loan group on a pro rata basis in accordance  with the amount of Realized  Losses on the mortgage loans in the related loan group allocated to the certificates on that distribution date.

        FINAL  DISPOSITION-- With respect to a defaulted  mortgage loan, a Final  Disposition is deemed to have occurred  upon a  determination  by the  servicer  that it has  received all  Insurance  Proceeds,  Liquidation
Proceeds and other payments or cash  recoveries  which the servicer  reasonably and in good faith expects to be finally recoverable with respect to the mortgage loan.

        INTEREST  ACCRUAL  PERIOD-- With  respect to each class of offered  certificates  and any  distribution date, the calendar month preceding the month in which that distribution date occurs.

        NET MORTGAGE RATE-- With respect to each mortgage loan, the related  mortgage rate minus 0.250%,  which is the rate at which the servicer's servicing fee accrues.

        PASS-THROUGH RATE-- With respect to each class of Senior  Certificates and any distribution date, a per annum  rate  equal  to the  applicable  Senior  Net WAC  Rate.  With  respect  to  each  class  of  Subordinate
Certificates and any distribution  date, the weighted average of each of the Senior Net WAC Rates,  weighted on the basis of the related Subordinate Component.

        PREPAYMENT  PERIOD-- With respect to each  distribution  date, the period commencing on the 16th day of the month prior to that  distribution  date and ending on the 15th day of the month in which that  distribution date occurs.

        SENIOR ACCELERATED  DISTRIBUTION  PERCENTAGE-- With respect to the Senior Certificates  related to each loan group and any distribution  date occurring on or before the distribution  date occurring seven years after the closing date, 100%. With respect to the Senior  Certificates in each loan group for any  distribution  date occurring after the first seven years following the closing date will be as follows:

o       for any distribution  date during the eighth year after the closing date, the related Senior Percentage for that distribution date plus 70% of the related Subordinate  Percentage for that distribution date;

o       for any distribution  date during the ninth year after the closing date, the related Senior  Percentage for that distribution date plus 60% of the related Subordinate  Percentage for that distribution date;

o       for any distribution  date during the tenth year after the closing date, the related Senior  Percentage for that distribution date plus 40% of the related Subordinate  Percentage for that distribution date;

o       for any  distribution  date  during the  eleventh  year after the  closing  date,  the  related  Senior
               Percentage for that  distribution date plus 20% of the related  Subordinate  Percentage for that distribution date; and

o       for any distribution date thereafter, the related Senior Percentage for that distribution date.

        Notwithstanding  the  preceding  paragraphs,   no  decrease  in  the  Senior  Accelerated  Distribution
Percentage for a loan group will occur unless the Step Down Test is satisfied on that distribution date.

        However,  if on any distribution date occurring on or after the distribution date occurring seven years after the closing date, the Senior  Percentage for a loan group exceeds the related initial Senior  Percentage, the related Senior Accelerated Distribution Percentage for that distribution date will once again equal 100%.

        Notwithstanding  the  foregoing,  if on any  distribution  date,  the Two Times Test is satisfied,  the
Senior  Accelerated  Distribution  Percentage for each loan group will equal (a) prior to the distribution date occurring  three  years  after the first  distribution  date,  the related  Senior  Percentage  plus 50% of the related  Subordinate  Percentage  and (b) on or after the  distribution  date  occurring  three years after the first distribution date, the related Senior Percentage for that date.

        Upon  reduction of the  Certificate  Principal  Balances of the Senior  Certificates  related to a loan group to zero,  the Senior  Accelerated  Distribution  Percentage  for that group of Senior  Certificates  will equal 0%.

        SENIOR INTEREST  DISTRIBUTION  AMOUNT-- With respect to each loan group and any distribution  date, the aggregate amount of Accrued  Certificate  Interest to be paid to the holders of the related Senior Certificates as interest distributions for that distribution date.

        SENIOR NET WAC RATE-- With respect to any class of Senior  Certificates,  a per annum rate equal to the weighted  average of the Net Mortgage  Rates of the mortgage  loans in the loan group  related to such class of
Senior Certificates.

        SENIOR PERCENTAGE-- With respect to each loan group and any distribution  date, the percentage equal to the lesser of (x) the aggregate  Certificate  Principal Balance of the related Senior Certificates  immediately prior to that  distribution  date  divided by the  aggregate  Stated  Principal  Balance of all of the mortgage loans in that loan group immediately prior to that distribution date and (y) 100%;  provided,  however, that on any distribution date on which the aggregate  Certificate  Principal Balance of the Senior Certificates related to three of the four loan groups have been  reduced to zero,  the Senior  Percentage  of the  remaining  Senior
Certificates  will equal the lesser of (x) the  aggregate  Certificate  Principal Balance of the related Senior
Certificates  immediately  prior to that distribution date divided by the aggregate Stated Principal Balance of all of the mortgage loans immediately prior to that distribution date and (y) 100%.

        SENIOR PRINCIPAL  DISTRIBUTION  AMOUNT-- With respect to each loan group and any distribution date, the lesser of:

        (a)    the balance of the related  Available  Distribution  Amount  remaining  after the related Senior
Interest Distribution Amount has been distributed; and

        (b)    the sum of:

               (1)    the product of (A) the  then-applicable  related Senior  Percentage and (B) the aggregate of the following amounts:

o       the  principal  portion of all  scheduled  monthly  payments on the related  mortgage  loans due on the related due date, whether or not received on or prior to the related  determination  date, less the  principal  portion of Debt Service  Reductions  on the related  mortgage  loans, which together with other Bankruptcy Losses are in excess of the Bankruptcy Amount;

o       the  principal  portion of all proceeds of the  repurchase of a mortgage loan in the related loan group or,  in the case of a  substitution,  amounts  representing  a  principal  adjustment,  as required by the pooling and servicing agreement during the preceding calendar month; and

o       the principal  portion of all other unscheduled  collections  received in respect of the mortgage loans in the  related  loan  group  during  the  preceding  calendar  month  or,  in the case of mortgagor  prepayments in full, during the related Prepayment Period,  other than full and partial  mortgagor  prepayments  and  any  amounts  received  in  connection  with a Final
                     Disposition  of a mortgage  loan in the related loan group  described in clause (2) below, to the extent applied as recoveries of principal;

               (2)    in  connection  with the Final  Disposition  of a mortgage loan in the related loan group
       (x) that  occurred in the  preceding  calendar  month and (y) that did not result in any Excess  Special
       Hazard Losses,  Excess Fraud Losses,  Excess Bankruptcy Losses or Extraordinary  Losses, an amount equal to the lesser of:

o       the then-applicable related Senior Percentage of the Stated Principal Balance of the mortgage loan; and

o       the  then-applicable  related Senior  Accelerated  Distribution  Percentage of the related  unscheduled collections,  including  Insurance  Proceeds  and  Liquidation  Proceeds,  to  the  extent applied as recoveries of principal;

               (3)    the then-applicable  related Senior Accelerated  Distribution Percentage of the aggregate of all partial  mortgagor  prepayments  made by the  respective  mortgagors of the mortgage loans in the related loan group during the preceding  calendar month and, all full mortgagor  prepayments made by the respective  mortgagors  of the mortgage  loans in the related  loan group during the related  Prepayment
       Period;

               (4)    any related Excess  Subordinate  Principal Amount for that  distribution  date related to
       Realized Losses on mortgage loans in the related loan group;  provided,  that  distributions  under this clause (4) shall only be made to the extent of Eligible  Funds for the related loan group (as  described in the definition of Eligible Funds) on any distribution date; and

               (5)    any  amounts  allocable  to  principal  for any  previous  distribution  date  calculated pursuant to clauses (1)  through  (3) above that  remain  undistributed  to the extent that any of those amounts are not attributable to Realized Losses which were allocated to the Subordinate Certificates.

        The Senior Principal  Distribution Amount for a loan group may also be increased by amounts received as described under "--Limited Cross-Collateralization" below.

        In no event  will the  Senior  Principal  Distribution  Amount  for a loan  group be less  than zero or greater than the aggregate outstanding Certificate Principal Balance of the related Senior Certificates.

        STEP DOWN TEST-- Any scheduled  reduction to the related  Senior  Accelerated  Distribution  Percentage shall be made as of any distribution date only if:

               (1)    the  outstanding  principal  balance of the mortgage loans in all loan groups  delinquent
        60 days or more  averaged  over the last six  months,  as a  percentage  of the  aggregate  outstanding
        Certificate Principal Balance of the Subordinate Certificates, is less than or equal to 50%; and

               (2)    cumulative  Realized  Losses  on the  mortgage  loans in all  loan  groups  through  that distribution  date,  if occurring  during the eighth year,  ninth year,  tenth year,  eleventh  year or twelfth year or any year  thereafter,  after the closing date, do not exceed 30%, 35%, 40%, 45% or 50%,
        respectively,   of  the  sum  of  the  initial  Certificate   Principal  Balances  of  the  Subordinate
        Certificates.

        SUBORDINATE  COMPONENT -- With  respect to each loan group and any  distribution  date,  the  aggregate
Stated  Principal  Balance of the mortgage loans in that loan group, as of the first day of the month preceding the month in which that  distribution  date occurs,  minus the aggregate  Certificate  Principal Balance of the related Senior Certificates immediately prior to that distribution date.

        SUBORDINATE  PERCENTAGE -- With  respect  to each  loan  group and as of any date of  determination,  a percentage equal to 100% minus the related Senior Percentage as of that date.

        TWO TIMES TEST-- With  respect to any  distribution  date,  the  satisfaction  of all of the  following conditions:

o       the Aggregate Subordinate  Percentage is at least two times the Aggregate Subordinate  Percentage as of the closing date,

o       the condition described in clause (1) of the definition of "Step Down Test" is satisfied, and

o       on or after the distribution date occurring three years after the first distribution  date,  cumulative
               Realized  Losses  do not  exceed  30% of the  aggregate  Certificate  Principal  Balance  of the
               Subordinate  Certificates  as of the closing date, or prior to the  distribution  date occurring three years after the first distribution date,  cumulative  Realized Losses do not exceed 20% of the aggregate  Certificate  Principal Balance of the Subordinate  Certificates as of the closing date.

               PRIORITY OF DISTRIBUTIONS

        As more fully described in this term sheet supplement,  on each distribution  date,  distributions will be made in the following order of priority:

        (a)    with respect to the Available Distribution Amount from each loan group:

o       first, accrued and unpaid interest on the related classes of Senior Certificates,  on a pro rata basis;
                     and

o       second,  principal  of the  related  classes  of Senior  Certificates  calculated  as  described  under
                     "--Principal Distributions on the Senior Certificates" below;

        (b)    to the  servicer,  reimbursement  for  certain  Advances  remaining  unreimbursed  to the extent described below under "Advances"; and

        (c)    with respect to all remaining Available Distribution Amount for all loan groups:

o       first,  accrued and unpaid interest on, and then principal of, each class of Subordinate  Certificates, in  the  order  of  their  numerical  class  designations  beginning  with  the  Class M-1
                     Certificates,  subject to certain  limitations  described under "--Principal  Distributions on the Class M Certificates" below; and

o       second, to the Class R Certificates.

        The priority of  distributions  described above will be subject to change if a loan group is subject to
rapid   prepayments   or   disproportionately    high   realized   losses,   as   described   under   "--Limited
Cross-Collateralization" below.

               INTEREST DISTRIBUTIONS

        Holders of each class of Senior  Certificates will be entitled to receive interest  distributions in an amount equal to the Accrued  Certificate  Interest on that class on each  distribution  date,  to the extent of the Available Distribution Amount for the related loan group for that distribution date.

        Holders of each class of Class M Certificates will be entitled to receive interest  distributions in an amount equal to the Accrued  Certificate  Interest on that class on each  distribution  date,  to the extent of the Available  Distribution  Amount for that distribution date after distributions of interest and principal to the applicable  Senior  Certificates,  reimbursements  for some Advances to the servicer and  distributions  of interest and principal to any class of Class M Certificates having a higher payment priority.

        Prepayment  Interest  Shortfalls  will result  because  interest on  prepayments in full is paid by the related  mortgagor  only to the date of  prepayment,  and because no interest is  distributed on prepayments in part,  as these  prepayments  in part are applied to reduce the  outstanding  principal  balance of the related mortgage loans as of the due date in the month of prepayment.

        However,  with respect to any  distribution  date, any Prepayment  Interest  Shortfalls  resulting from prepayments  in full  during  the  period  from  16th day to the last day of the  preceding  calendar  month or prepayments  in part  during  the  preceding  calendar  month will be offset by the  servicer,  but only to the extent those Prepayment  Interest  Shortfalls do not exceed an amount equal to the servicing fee payable to the servicer for its servicing  activities with respect to that  distribution  date. No assurance can be given that the servicing  compensation  available to cover  Prepayment  Interest  Shortfalls will be sufficient  therefor.
See "Pooling and Servicing  Agreement--Servicing  and Other  Compensation  and Payment of Expenses" in this term sheet supplement.

        If on any  distribution  date the  Available  Distribution  Amount  for any loan group is less than the
Accrued  Certificate  Interest  on the  related  Senior  Certificates  payable  from that  loan  group for that distribution  date, the shortfall will be allocated  among the holders of the related  Senior  Certificates  in proportion to the respective amounts of Accrued  Certificate  Interest on those certificates  payable from such loan group on that  distribution  date.  In  addition,  the  amount of any such  interest  shortfalls  that are covered by subordination,  specifically,  interest  shortfalls not described in clauses (1)  through (4) in the definition  of  Accrued  Certificate  Interest,  will  be  unpaid  Accrued  Certificate  Interest  and  will be distributable  to holders  of the  certificates  of those  classes  entitled  to those  amounts  on  subsequent distribution  dates,  in each case to the extent of available  funds for the related loan group after  interest distributions as required in this term sheet supplement.

        These interest  shortfalls could occur,  for example,  if delinquencies on the mortgage loans in a loan group were  exceptionally  high and were  concentrated  in a particular  month and Advances by the servicer did not cover the  shortfall.  Any amounts so carried  forward  will not bear  interest.  Any  interest  shortfalls will not be offset by a reduction in the servicing  compensation  of the servicer or  otherwise,  except to the limited  extent  described in the second  preceding  paragraph with respect to Prepayment  Interest  Shortfalls resulting from prepayments.

        Accrued  Certificate  Interest  allocable  to each  class  of  offered  certificates  is  based  on the
Certificate Principal Balance of that class.

PRINCIPAL DISTRIBUTIONS ON THE SENIOR CERTIFICATES

        The holders of the Senior  Certificates will be entitled to receive on each  distribution  date, to the extent of the portion of the  Available  Distribution  Amount for the related  loan group  remaining  after the distribution of the related Senior Interest  Distribution  Amount, a distribution  allocable to principal in an amount equal to the related  Senior  Principal  Distribution  Amount in the priority and on the terms set forth in the final term sheet for the related class of Senior Certificates.

        After  reduction of the Certificate  Principal  Balances of the Senior  Certificates  related to a loan group to zero, those Senior Certificates will be entitled to no further distributions of principal.

        The amount of principal  available for distributions to the Senior Certificates for a loan group may be increased if such loan group is experiencing rapid prepayments or  disproportionately  high realized losses, as described under "--Limited Cross-Collateralization" below.

               PRINCIPAL DISTRIBUTIONS ON THE CLASS M CERTIFICATES

        Holders of each class of the Class M  Certificates  will be  entitled  to receive on each  distribution date, to the extent of the portion of the Available Distribution Amount for each loan group remaining after:

o       the sum of the Senior Interest  Distribution  Amounts and the Senior Principal  Distribution Amounts is
               distributed;

o       reimbursement  is made to the  servicer  for  certain  Advances  remaining  unreimbursed  to the extent described below under "Advances";

o       the aggregate amount of Accrued  Certificate  Interest and principal  required to be distributed to any class of Class M  Certificates  having a higher payment  priority on that  distribution  date is distributed to holders of that class of Class M Certificates; and

o       the  aggregate  amount of Accrued  Certificate  Interest  required to be  distributed  to that class of
               Class M Certificates on that distribution date is distributed to those Class M Certificates;

a distribution allocable to principal in the sum of the following:

(a)     the product of (A) that class's pro rata share,  based on the aggregate  Certificate  Principal Balance of all classes of Subordinate  Certificates  then  outstanding  and (B) the  aggregate of the following amounts from each loan group, to the extent not included in the Senior  Principal  Distribution  Amount for that loan group:

(1)     the  principal  portion of all  scheduled  monthly  payments on the related  mortgage  loans due on the related due date,  whether or not received on or prior to the related  determination  date, less the principal  portion of Debt Service  Reductions,  which together with other Bankruptcy Losses are in excess of the Bankruptcy Amount;

(2)     the principal  portion of all proceeds of the repurchase of a related  mortgage loan or, in the case of a  substitution,  amounts  representing a principal  adjustment,  as required by the pooling and servicing agreement during the preceding calendar month; and

(3)     the principal  portion of all other  unscheduled  collections  on the related  mortgage  loans received during the preceding  calendar month or, in the case of mortgagor  prepayments  in full,  during the  related  Prepayment  Period,  other than full and  partial  mortgagor  prepayments  and any amounts received in connection with a Final  Disposition of a related mortgage loan described in clause (b) below, to the extent applied as recoveries of principal;

(b)     that class's pro rata share,  based on the Certificate  Principal  Balance of each class of Subordinate
        Certificates  then  outstanding,  of all amounts received in connection with the Final Disposition of a related  mortgage  loan,  (x) that  occurred  during the preceding  calendar month and (y) that did not result  in any  Excess  Special  Hazard  Losses,  Excess  Fraud  Losses,  Excess  Bankruptcy  Losses or
        Extraordinary  Losses, to the extent applied as recoveries of principal and to the extent not otherwise payable to the related Senior Certificates;

(c)     the  portion of full and  partial  mortgagor  prepayments  on the  related  mortgage  loans made by the respective  mortgagors during the preceding calendar month or, in the case of mortgagor  prepayments in full, the related  Prepayment Period,  allocable to that class of Class M  Certificates as described in the third succeeding paragraph;

(d)     if that class is the most senior class of certificates then outstanding,  an amount equal to the Excess
        Subordinate Principal Amount, if any; and

(e)     any amounts allocable to principal for any previous  distribution  date calculated  pursuant to clauses
        (a)  through  (c) above that  remain  undistributed  to the extent  that any of those  amounts  are not attributable to Realized Losses which were allocated to any class of Class M  Certificates with a lower payment priority or the Class B Certificates.

        References in this term sheet supplement to "payment  priority" of the Class M  Certificates refer to a payment  priority  among those  classes of  certificates  as follows:  first,  to the  Class M-1  Certificates;
second, to the Class M-2 Certificates; and third, to the Class M-3 Certificates.

        As to each class of Class M  Certificates,  on any distribution date, any Accrued Certificate  Interest thereon  remaining unpaid from any previous  distribution date will be distributable to the extent of available funds.  Notwithstanding the foregoing,  if the Certificate  Principal Balances of the Class B Certificates have been reduced to zero, on any distribution date, with respect to the class of Class M  Certificates  outstanding on that  distribution  date with the lowest payment priority,  Accrued  Certificate  Interest thereon remaining unpaid from any previous  distribution  date, except in the limited  circumstances  provided in the pooling and servicing agreement, will not be distributable.

        All mortgagor  prepayments not otherwise  distributable to the Senior Certificates will be allocated on a pro rata basis among the class of Class M  Certificates  with the highest payment  priority then  outstanding and each other class of Subordinate  Certificates  for which certain loss levels  established for that class in the pooling and servicing  agreement have not been exceeded.  The related loss level on any  distribution  date would be satisfied as to any Class M-2,  Class M-3 or Class B  Certificates,  respectively,  only if the sum of the  current  percentage  interests  in the  mortgage  pool  evidenced  by that class and each  class,  if any, subordinate  thereto were at least equal to the sum of the initial  percentage  interests in the mortgage  pool evidenced by that class and each class, if any, subordinate thereto.

        Each Senior  Accelerated  Distribution  Percentage  will be 100% during the first seven years after the closing date,  unless the  Certificate  Principal  Balances of the related Senior  Certificates  are reduced to zero  before  the end of that  seven-year  period  or the Two  Times  Test is  satisfied  with  respect  to any distribution  date,  and will  thereafter  equal 100% whenever  certain  requirements  are not met as described under the  definition of Senior  Accelerated  Distribution  Percentage.  Furthermore,  each Senior  Accelerated
Distribution  Percentage  will exceed the related Senior  Percentage  during the eighth through  eleventh years following the closing date, and scheduled  reductions to such Senior  Accelerated  Distribution  Percentage may be  postponed  due to the loss and  delinquency  experience  of the  mortgage  loans in the related loan group.
Accordingly,  each class of the Class M  Certificates will not be entitled to any mortgagor  prepayments for at least the first seven years after the closing date,  unless the  Certificate  Principal  Balances of the Senior
Certificates  have been reduced to zero before the end of such period or the Two Times Test is  satisfied  with respect to any  distribution  date,  and may receive no mortgagor  prepayments  or a  disproportionately  small portion of mortgagor  prepayments  relative to its pro rata share during certain  periods after this seven-year period.

        See "--Principal Distributions on the Senior Certificates" above in this term sheet supplement.

        The amount of principal available for distribution to the Subordinate  Certificates may be reduced if a loan group  experiences  rapid  prepayments or  disproportionately  high realized  losses,  as described  under
"--Limited Cross-Collateralization" below.

               LIMITED CROSS-COLLATERALIZATION

        Cross-Collateralization  Due to Rapid  Prepayments in a Loan Group.  The priority of  distributions  of principal  prepayments will change in the case where a loan group is experiencing  rapid  prepayments  provided all the following conditions are met:

o       the aggregate  certificate  principal balance of the Senior  Certificates  related to a loan group have been reduced to zero;

o       the distribution date is prior to the Credit Support Depletion Date; and

o       either  (i) the  Aggregate  Subordinate  Percentage  on that date is less  than  200% of the  Aggregate
               Subordinate  Percentage as of the closing date or (ii) the outstanding  principal balance of all mortgage loans  delinquent 60 days or more  (including  mortgage  loans in  foreclosure  and REO property),  averaged  over the last six months,  as a percentage  of the  aggregate  Certificate
               Principal Balance of the Subordinate Certificates, is greater than or equal to 50%.

        When all of these three conditions are satisfied,  all principal  prepayments received or advanced with respect to the  mortgage  loans in a loan group  relating  to the Senior  Certificates  which have been paid in full will be applied as a distribution of principal to the remaining  outstanding Senior  Certificates  related to the other loan groups  rather than  applied as a principal  distribution  to the  Subordinate  Certificates.
Such  principal  prepayments  would be  distributed  in the same  priority as those Senior  Certificates  would receive other distributions of principal.

        Cross-Collateralization  Due  to  Disproportionate  Realized  Losses  in  a  Loan  Group.  If,  on  any
distribution date, the aggregate  Certificate  Principal Balance of the Senior  Certificates  related to a loan group is greater than the  aggregate  principal  balance of the  mortgage  loans in that loan group (the Senior
Certificates  related to that loan group being  referred to as the  "undercollateralized  group" and the Senior
Certificates related to the other loan group or groups being referred to as the  "overcollateralized  groups"), then the Available  Distribution  Amount for the  overcollateralized  groups, to the extent remaining following distributions  of interest and  principal to the related  Senior  Certificates,  will be paid in the  following priority:

o       first, up to an amount necessary to equal, for the undercollateralized  group or groups, the sum of the accrued interest amount and the principal  deficiency  amount,  each as described below, for the undercollateralized  group or groups, will be distributed to the Senior Certificates  related to the  undercollateralized  group or groups  first in payment of accrued but unpaid  interest,  if any, and then as  principal,  in each case, in the same order and priority as they would receive other distributions of interest and principal; and

o       second,  any  remaining  amount will be  distributed  pursuant to  paragraph  (c) under  "--Priority  of
               Distributions" in this term sheet supplement.

        If there are three or more loan  groups  in any  series  and there are two or more  undercollateralized groups,  amounts  payable from the  overcollateralized  group or groups will be allocated pro rata,  based upon the respective principal deficiency amounts for each undercollateralized group.

        On each distribution  date, the "principal  deficiency amount" for any  undercollateralized  group will equal the excess of the aggregate  Certificate  Principal  Balance of the Senior  Certificates  related to that undercollateralized group over the aggregate principal balance of the mortgage loans in that loan group.

        On each  distribution  date,  for  purposes  of  determining  cross-collateralization  payments  due to disproportionate  realized losses, the "accrued interest amount" for any  undercollateralized  group will equal one  month's  interest  on the  applicable  principal  deficiency  amount at the  weighted  average  of the Net
Mortgage Rates for the applicable loan group,  plus certain  shortfalls of interest on the Senior  Certificates of such undercollateralized group from prior distribution dates.

               ALLOCATION OF LOSSES; SUBORDINATION

        The  subordination  provided  to the  Senior  Certificates  by the  Subordinate  Certificates  and  the
subordination  provided to each class of Class M  Certificates by the Class B  Certificates and by any class of
Class M  Certificates  subordinate  thereto will cover Realized Losses on the mortgage loans that are Defaulted
Mortgage  Losses,  Fraud Losses,  Bankruptcy  Losses and Special Hazard Losses.  Any Realized  Losses which are not Excess Special Hazard Losses,  Excess Fraud Losses,  Excess Bankruptcy Losses or Extraordinary  Losses will be allocated as follows:

o       first, to the Class B-3 Certificates;

o       second, to the Class B-2 Certificates;

o       third, to the Class B-1 Certificates;

o       fourth, to the Class M-3 Certificates;

o       fifth, to the Class M-2 Certificates; and

o       sixth, to the Class M-1 Certificates;

in each case until the Certificate  Principal  Balance of that class of certificates  has been reduced to zero;
and  thereafter,  among the  remaining  classes of related  Senior  Certificates  on the bases set forth in the final term sheet for such class of Senior Certificates.

        Investors  in the  Senior  Certificates  should be aware  that  because  the  Subordinate  Certificates represent  interests in each loan group,  the Certificate  Principal  Balances of the Subordinate  Certificates
could be reduced to zero as a result of a  disproportionate  amount of Realized Losses on the mortgage loans in one or more loan groups.  Therefore,  notwithstanding  that  Realized  Losses on the  mortgage  loans in a loan group  may  only  be  allocated  to  the  related  Senior  Certificates,  the  allocation  to  the  Subordinate
Certificates  of Realized  Losses on the mortgage loans in the other loan groups will reduce the  subordination provided to such  Senior  Certificates  by the  Subordinate  Certificates  and  increase  the  likelihood  that
Realized  Losses on the  mortgage  loans in the  related  loan  group may be  allocated  to any class of Senior
Certificates.

        Any allocation of a Realized Loss, other than a Debt Service  Reduction,  to a certificate will be made by reducing:

o       its Certificate  Principal Balance,  in the case of the principal portion of the Realized Loss, in each case until the Certificate Principal Balance of that class has been reduced to zero, and

o       the Accrued Certificate  Interest thereon, in the case of the interest portion of the Realized Loss, by the amount so  allocated  as of the  distribution  date  occurring  in the month  following  the calendar month in which the Realized Loss was incurred.

        In addition,  any allocation of a Realized Loss to a Class M  Certificate may also be made by operation of the payment  priority to the Senior  Certificates  described under  "--Principal  Distributions on the Senior
Certificates" and any class of Class M Certificates with a higher payment priority.

        If an amount  previously  allocated  to one or more  classes  of  certificates  as a  Realized  Loss is subsequently  recovered,  the amount recovered shall be allocated among such classes in the same proportions as the  allocation  of the  related  Realized  Losses.  To the  extent  any class of  certificates  to which  such
Realized  Loss was  allocated  is no longer  outstanding,  the  portion  of the  recovered  amount  that  would otherwise be allocated to such class of  certificates  shall be distributed to the persons who were the holders of such class of certificates when its Certificate Principal Balance was reduced to zero.

        As used in this term sheet supplement,  subordination  refers to the provisions discussed above for the sequential  allocation of Realized Losses among the various classes, as well as all provisions  effecting those allocations  including the  priorities  for  distribution  of cash flows in the amounts  described in this term sheet supplement.

        As described in the prospectus,  in some circumstances the servicer may permit a servicing modification
--the  modification  of a  defaulted  mortgage  loan to reduce the  applicable  mortgage  rate or to reduce its outstanding  principal  amount.  Any principal  reduction of this type shall  constitute a Realized Loss at the time of the reduction,  and the amount by which each monthly  payment is reduced by any mortgage rate reduction shall  constitute  a  Realized  Loss in the month in which  each  such  reduced  monthly  payment  is due.  See
"Description of the Securities--Servicing and Administration of Loans" in the prospectus.

        Servicing  modification  reductions  shall be allocated when incurred,  as provided  above, in the same manner  as other  Realized  Losses as  described  in this  term  sheet  supplement.  Any  Advances  made on any mortgage  loan will be reduced to reflect any related  servicing  modifications  previously  made. No servicing modification  will have the effect of reducing the mortgage  rate below the  servicing  fee rate.  The mortgage rate and Net Mortgage Rate as to any mortgage  loan will be deemed not reduced by any  servicing  modification, so that the  calculation  of Accrued  Certificate  Interest  payable on the  offered  certificates  will not be affected by the servicing modification.

        Allocations of the principal portion of Debt Service  Reductions on the loans in any loan group to each
class  of  Subordinate   Certificates  will  result  from  the  priority  of  distributions  of  the  Available
Distribution Amount,  which distributions shall be made first, to the related Senior  Certificates,  second, to the Class M  Certificates  in the order of their payment  priority and third, to the Class B  Certificates.  An allocation  of the  interest  portion  of a Realized  Loss as well as the  principal  portion  of Debt  Service
Reductions will not reduce the level of  subordination,  as that term is defined in this term sheet supplement, until an  amount  in  respect  thereof  has been  actually  disbursed  to the  holders  of the  related  Senior
Certificates or the Class M Certificates, as applicable.

        The  holders  of the  offered  certificates  related  to any loan  group  will not be  entitled  to any additional  payments with respect to Realized  Losses from amounts  otherwise  distributable  on any classes of certificates  subordinate  thereto,  except in limited  circumstances  in  respect  of any  Excess  Subordinate
Principal  Amount  allocated  to such  loan  group  to the  extent  of  Eligible  Funds  for such  loan  group.
Accordingly,  the subordination  provided to the Senior Certificates and to each class of Class M  Certificates by the respective  classes of certificates  subordinate  thereto with respect to Realized  Losses  allocated on any  distribution  date will be  effected  primarily  by  increasing  the  related  Senior  Percentage,  or the respective  Class M  Percentage,  of future  distributions of principal of the remaining  mortgage loans in the related loan group.  The Senior  Certificates  will bear the entire  amount of losses on the mortgage  loans in the related loan group that are not allocated to the Subordinate  Certificates,  which losses will be allocated among all classes of Senior Certificates as described in this term sheet supplement.

        Any Excess Special Hazard Losses, Excess Fraud Losses,  Excess Bankruptcy Losses,  Extraordinary Losses
or other losses of a type not covered by  subordination  on Mortgage Loans in a loan group will be allocated on a pro rata basis among the related Senior  Certificates and the Subordinate  Certificates.  Any Realized Losses
so allocated to the Senior  Certificates or Subordinate  Certificates  will be allocated without priority among the various classes of Senior Certificates or Subordinate Certificates.

        An allocation of a Realized Loss on a "pro rata basis" among two or more classes of certificates  means an  allocation  to each of those  classes  of  certificates  on the basis of its then  outstanding  Certificate
Principal  Balance  (in the  case  of the  Subordinate  Certificates,  weighted  on the  basis  of the  related
Subordinate  Component)  prior to giving effect to distributions  to be made on that  distribution  date in the case of an  allocation  of the  principal  portion  of a Realized  Loss,  or based on the  Accrued  Certificate
Interest  thereon  (in  the  case  of the  Subordinate  Certificates,  weighted  on the  basis  of the  related
Subordinate  Component)  in respect of that  distribution  date in the case of an  allocation  of the  interest portion of a Realized Loss.

        In order to  maximize  the  likelihood  of  distribution  in full of the Senior  Interest  Distribution
Amounts  and the  Senior  Principal  Distribution  Amounts,  on  each  distribution  date,  holders  of  Senior
Certificates  have a right to  distributions  of the  Available  Distribution  Amount  related  to any group of certificates  that is prior to the  rights  of the  holders  of the  Subordinate  Certificates,  to the  extent necessary to satisfy the related Senior  Interest  Distribution  Amount and the Senior  Principal  Distribution
Amount.  Similarly,  holders  of the  Class M  Certificates  have a right  to  distributions  of the  Available
Distribution  Amount  prior to the rights of holders of the Class B  Certificates,  and holders of any class of
Class M  Certificates  with a  higher  payment  priority  have  a  right  to  distributions  of  the  Available
Distribution  Amount prior to the rights of holders of any class of Class M  Certificates  with a lower payment priority.

        The  application  of  the  Senior  Accelerated   Distribution   Percentage  related  to  any  group  of
certificates,  when it exceeds the related  Senior  Percentage,  to  determine  the  related  Senior  Principal
Distribution  Amount will  accelerate  the  amortization  of the related Senior  Certificates  in the aggregate relative to the actual  amortization  of the mortgage  loans in the related loan group.  To the extent that the
Senior  Certificates  in the aggregate are amortized  faster than the mortgage loans in their  respective  loan groups,  in the  absence  of  offsetting  Realized  Losses  allocated  to  the  Subordinate  Certificates,  the percentage interest evidenced by the Senior  Certificates in the trust will be decreased,  with a corresponding increase in the interest in the trust evidenced by the Subordinate Certificates,  thereby increasing,  relative to their respective  Certificate Principal Balances,  the subordination afforded the Senior Certificates by the
Subordinate  Certificates  collectively.  In  addition,  if losses on the  mortgage  loans  exceed the  amounts described in this term sheet  supplement in the  definition of Senior  Accelerated  Distribution  Percentage in
"--Glossary of Terms" above, a greater  percentage of full and partial  mortgagor  prepayments will be allocated to the Senior  Certificates  in the  aggregate  than would  otherwise  be the case,  thereby  accelerating  the amortization of the Senior Certificates relative to the Subordinate Certificates.

        Prior  to the  occurrence  of the  Credit  Support  Depletion  Date  but  after  the  reduction  of the
Certificate  Principal  Balances  of any class or  classes  of Senior  Certificates  related to a loan group to zero, the remaining Senior Certificates will be entitled to receive,  in addition to any mortgagor  prepayments related to such  certificates'  respective loan group, 100% of the mortgagor  prepayments on the mortgage loans in the other loan group subject to certain  conditions as described under  "--Limited  Cross-Collateralization,"
thereby accelerating the amortization of such Senior Certificates relative to the Subordinate Certificates.

        The  priority  of  payments,  including  principal  prepayments,  among the  Class M  Certificates,  as described in this term sheet  supplement,  also has the effect during some  periods,  in the absence of losses, of decreasing  the percentage  interest  evidenced by any class of Class M  Certificates  with a higher payment priority,  thereby increasing,  relative to its Certificate  Principal Balance,  the subordination  afforded to that class of the Class M  Certificates by the Class B  Certificates and any class of Class M Certificates with a lower payment priority.

               ADVANCES

        Prior to each  distribution  date,  the  servicer is required  to make  Advances  which were due on the mortgage  loans on the  immediately  preceding due date and  delinquent on the business day next  preceding the related determination date.

        These  Advances  are  required  to be made only to the  extent  they are deemed by the  servicer  to be recoverable  from related late  collections,  Insurance  Proceeds,  Liquidation  Proceeds or amounts  otherwise payable to the holders of the  Subordinate  Certificates.  The purpose of making these  Advances is to maintain a regular  cash  flow to the  certificateholders,  rather  than to  guarantee  or insure  against  losses.  The servicer  will not be required to make any  Advances  with respect to  reductions  in the amount of the monthly payments on the mortgage loans due to Debt Service  Reductions or the  application of the Relief Act or similar legislation  or  regulations.  Any failure by the servicer to make an Advance as required under the pooling and servicing  agreement will constitute an event of default  thereunder,  in which case the trustee,  as successor servicer,  will be obligated to make any Advance,  in  accordance  with the terms of the pooling and  servicing agreement.

        All Advances  will be  reimbursable  to the  servicer on a first  priority  basis from either  (a) late collections,  Insurance Proceeds and Liquidation  Proceeds from the mortgage loan as to which such unreimbursed
Advance was made or (b) as to any Advance that remains  unreimbursed  in whole or in part  following  the final liquidation  of the related  mortgage  loan,  from any amounts  otherwise  distributable  on any of the Class B
Certificates  or Class M  Certificates;  provided,  however,  that any Advances  that were made with respect to delinquencies  which  ultimately  were  determined to be Excess  Special  Hazard  Losses,  Excess Fraud Losses,
Excess  Bankruptcy  Losses or  Extraordinary  Losses are  reimbursable  to the servicer out of any funds in the
Custodial  Account  with respect to the related loan group prior to  distributions  on any of the  certificates and the amount of those losses will be allocated as  described  in this term sheet  supplement.  Any  servicing fees that have not been paid to the servicer  with respect to a  liquidated  mortgage  loan will be paid to the servicer out of Insurance  Proceeds and Liquidation  Proceeds from that  liquidated  mortgage loan from amounts otherwise distributable to certificateholders.

        In addition,  if the Certificate  Principal Balances of the Subordinate  Certificates have been reduced to zero, any Advances  previously made which are deemed by the servicer to be nonrecoverable  from related late collections,  Insurance  Proceeds and  Liquidation  Proceeds may be reimbursed to the servicer out of any funds in the Custodial  Account with respect to the related loan group prior to  distributions  on the related Senior
Certificates.  The effect of these  provisions on any class of the Class M  Certificates  is that, with respect to any Advance which remains  unreimbursed  following the final  liquidation of the related  mortgage loan, the entire  amount  of the  reimbursement  for that  Advance  will be borne  first by the  holders  of the  Class B
Certificates  or any class of Class M  Certificates  having a lower  payment  priority  to the extent  that the reimbursement is covered by amounts otherwise  distributable to those classes,  and then by the holders of that class of Class M Certificates,  except as provided above, to the extent of the amounts otherwise  distributable to them.

               RESIDUAL INTERESTS

        Holders of the Class R  Certificates  will be  entitled  to  receive  any  residual  cash flow from the mortgage pool,  which is not expected to be significant.  The Class R Certificates  will not be entitled to any payments  other than their nominal  principal  amount and accrued  interest on that amount unless the aggregate amount  received by the issuing entity with respect to the mortgage loans exceeds the aggregate  amount payable to the other  certificateholders,  which is highly unlikely.  A holder of a Class R Certificate will not have a right to alter the structure of any transaction.

                                  CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

        GENERAL

        The yields to maturity and the aggregate amount of distributions  on the offered  certificates  will be affected by the rate and timing of principal  payments on the mortgage  loans in the related loan group and the amount and timing of mortgagor  defaults  resulting in Realized  Losses.  The yields may be adversely  affected by a higher or lower than  anticipated  rate of principal  payments on the  mortgage  loans in the related loan group.  The rate of  principal  payments on the  mortgage  loans will in turn be  affected by the  amortization schedules of the mortgage  loans,  the rate and timing of mortgagor  prepayments  on the mortgage  loans by the mortgagors,  liquidations  of defaulted  mortgage loans and purchases of mortgage loans due to breaches of some representations and warranties.

        The timing of changes in the rate of prepayments,  liquidations  and purchases of the mortgage loans in the  related  loan group may,  and the timing of Realized  Losses  will,  significantly  affect the yield to an investor,  even if the  average  rate of  principal  payments  experienced  over  time  is  consistent  with an investor's  expectation.  The mortgage loans in most cases may be prepaid by the mortgagors at any time without payment  of any  prepayment  fee or  penalty.  All  of the  mortgage  loans  contain  due-on-sale  clauses.  In addition,  the  rate  of  prepayments  of the  mortgage  loans  and  the  yield  to  investors  on the  related certificates may be affected by refinancing programs,  which may include general or targeted solicitations,  as described  under  "Maturity and  Prepayment  Considerations"  in the  prospectus.  Since the rate and timing of principal  payments  on the  mortgage  loans  will  depend on future  events and on a variety  of  factors,  as described in this term sheet  supplement and in the prospectus under "Yield  Considerations"  and "Maturity and
Prepayment  Considerations,"  no assurance  can be given as to the rate or the timing of principal  payments on the offered certificates.

        As  described  under   "Description  of  the   Certificates--Principal   Distributions   on  the  Senior
Certificates" and "--Principal Distributions on the Class M Certificates" in this term sheet supplement,  during specified periods all or a disproportionately  large percentage of principal  prepayments on the mortgage loans in each loan group will be allocated  among the related Senior  Certificates  and during  specified  periods no principal  prepayments  or,  relative to its pro rata share,  a  disproportionately  small portion of principal prepayments on such mortgage loans will be  distributed to each class of Class M  Certificates.  In addition to the foregoing,  if on any  distribution  date, the loss level  established  for the Class M-2  Certificates  or
Class M-3  Certificates  is exceeded and a class of Class M  Certificates  having a higher payment  priority is then outstanding,  the Class M-2 Certificates or Class M-3  Certificates,  as the case may be, will not receive distributions relating to principal prepayments on that distribution date.

        Prepayments,  liquidations  and  purchases  of the  mortgage  loans in each loan group  will  result in distributions  to holders of the related  offered  certificates  of principal  amounts which would otherwise be distributed over the remaining terms of the mortgage loans.  Factors affecting  prepayment,  including defaults
and   liquidations,   of  mortgage  loans  include  changes  in  mortgagors'   housing  needs,  job  transfers,
unemployment,  mortgagors'  net  equity in the  mortgaged  properties,  changes  in the value of the  mortgaged
properties,   mortgage  market  interest  rates,   solicitations  and  servicing  decisions.  In  addition,  if prevailing  mortgage  rates fell  significantly  below the mortgage  rates on the mortgage  loans,  the rate of prepayments,  including refinancings,  would be expected to increase.  Conversely, if prevailing mortgage rates rose  significantly  above the mortgage  rates on the mortgage  loans,  the rate of prepayments on the mortgage loans would be expected to decrease.

        The rate of defaults on the mortgage  loans will also affect the rate and timing of principal  payments on the mortgage  loans.  In general,  defaults on mortgage  loans are expected to occur with greater  frequency in their early  years.  The rate of default on  mortgage  loans which are  refinance  or limited  documentation mortgage loans,  and on mortgage loans with high  loan-to-value  ratios,  may be higher than for other types of mortgage  loans.  Furthermore,  the rate and timing of prepayments,  defaults and  liquidations on the mortgage loans will be  affected  by the general  economic  condition  of the region of the country in which the related mortgaged  properties  are located.  The risk of  delinquencies  and loss is greater and  prepayments  are less likely in regions where a weak or  deteriorating  economy exists,  as may be evidenced by, among other factors, increasing  unemployment  or falling  property  values.  See "Maturity and  Prepayment  Considerations"  in the
prospectus.

        A portion of the mortgage loans may require the related  borrowers to make monthly  payments of accrued interest,  but not principal,  for a certain period  following  origination,  which can range from three to ten years.  After the  interest-only  period for each related  mortgage  loan,  the mortgage  rate on that mortgage loan will be reset and the related  borrower's  monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will be paid in full by its final  distribution  date. As a result,  if the monthly payment  increases,  the related  borrower may not be able to pay the increased  amount and may default or may refinance the loan to avoid the higher payment.  In addition,  because no scheduled  principal  payments are  required  to be made on these  mortgage  loans  for a  specified  period  of  time,  the  related  offered certificates will receive smaller  scheduled  principal  distributions  during that period than they would have received if the related  borrowers  were  required to make  monthly  payments of interest  and  principal  from
origination  of  these  mortgage   loans.   Absent  other   considerations,   this  slower  rate  of  principal
distributions  will result in longer  weighted  average lives of the related  offered  certificates  than would otherwise be the case if none of the mortgage loans had interest-only periods.

        The  recording of mortgages  in the name of MERS is a new  practice in the mortgage  lending  industry.
While  the  depositor  expects  that the  servicer  will be able to  commence  foreclosure  proceedings  on the mortgaged properties,  when necessary and appropriate,  public recording officers and others, however, may have limited,  if any, experience with lenders seeking to foreclose  mortgages,  assignments of which are registered with MERS.  Accordingly,  delays and additional  costs in commencing,  prosecuting  and completing  foreclosure proceedings,  defending  litigation  commenced  by  third  parties  and  conducting  foreclosure  sales  of the mortgaged  properties  could result.  Those delays and additional costs could in turn delay the distribution of liquidation  proceeds to the  certificateholders  and  increase  the amount of Realized  Losses on the mortgage loans.  In  addition,  if, as a result of MERS  discontinuing  or  becoming  unable to continue  operations  in connection  with the MERS(R)System,  it becomes  necessary to remove any mortgage loan from  registration on the
MERS(R)System and to arrange for the  assignment  of the related  mortgages  to the  trustee,  then any related expenses  shall be  reimbursable  by the trust to the servicer,  which will reduce the amount  available to pay principal  of and  interest  on the  outstanding  class or classes  of  certificates  with the  lowest  payment priorities.  For  additional  information  regarding  the  recording  of  mortgages  in the  name of  MERS  see
"Description  of  the  Mortgage   Pool--Mortgage  Pool  Characteristics"  in  this  term  sheet  supplement  and
"Description of the Securities--Assignment of Loans" in the prospectus.

        As described in this term sheet supplement,  each class of Senior  Certificates will accrue interest at a rate based on the applicable  Senior Net WAC Rate. The Class M  Certificates  will accrue  interest at a rate based on the  weighted  average  of each of the  Senior Net WAC  Rates,  weighted  on the basis of the  related
Subordinate  Component.  After the mortgage  loans'  respective  fixed rate periods,  the mortgage rates on the mortgage  loans will be calculated on the basis of the related index plus the applicable  margin,  as described in this term  sheet  supplement.  As a result,  declines  in the  indices  on which the  mortgage  rates on the mortgage  loans in a loan group are based will result,  over time,  in lower  yields on the related  classes of offered  certificates.  Furthermore,  with respect to any loan group,  any increase in the indices on which the related  mortgage  rates are based may result in prepayments on the mortgage loans and payments of principal on the related offered  certificates then entitled to principal.  In addition,  prepayments on mortgage loans in a loan group with  higher  interest  rates will  reduce the  weighted  average of the Net  Mortgage  Rates on the mortgage  loans in such loan group  and,  consequently,  reduce the  interest  rate of the  related  classes of offered certificates.

        Investors in the Class M  Certificates  should also be aware that on any distribution date on which the
Senior Accelerated  Distribution  Percentage with respect to a loan group equals 100%, the Class M Certificates will not be entitled to  distributions  of  mortgagor  prepayments  with  respect to the related loan group for such  distribution  date and the weighted  average  lives of the Class M  Certificates  could be  significantly affected  thereby.  In  addition,  under the  circumstances  described  under the heading  "Description  of the
Certificates--Limited  Cross-Collateralization"  in this term sheet  supplement,  mortgagor  prepayments  from a loan group  otherwise  distributable  to the holders of the Class M  Certificates  will be  distributed  to the holders of the Senior  Certificates  related to other loan groups,  thereby  increasing  the  weighted  average lives of the Class M Certificates.

        The yields to  maturity of the  Subordinate  Certificates  will also be  affected  by payments  made to
Senior Certificates as described under "Description of the  Certificates--Limited  Cross-Collateralization"  and
the disproportionate allocation of principal prepayments to the Senior Certificates.

        As  described  under  "Description  of  the  Certificates--Allocation  of  Losses;   Subordination"  and
"--Advances," amounts otherwise  distributable to holders of one or more classes of the Class M Certificates may be made  available to protect the holders of the Senior  Certificates  and holders of any Class M  Certificates with a higher payment priority against interruptions in distributions due to some mortgagor  delinquencies,  to the extent not covered by Advances.  These  delinquencies  may affect the yields to investors on those  classes of the  Class M  Certificates,  and,  even if  subsequently  cured,  may affect  the  timing of the  receipt of distributions  by the  holders of those  classes  of Class M  Certificates.  Additionally,  if the  Certificate
Principal  Balances of the Subordinate  Certificates  are reduced to zero,  delinquencies on the mortgage loans to the extent not  covered by  Advances  will  affect the yield to  investors  on the Senior  Certificates.  In addition,  a higher than expected rate of  delinquencies  or losses on mortgage loans in a loan group will also affect the rate of  principal  payments  on one or more  classes of the Class M  Certificates  if it delays the scheduled  reduction  of the Senior  Accelerated  Distribution  Percentage  for such loan group or affects  the allocation of prepayments among the Subordinate Certificates.

        Investors  in the  Senior  Certificates  should be aware  that  because  the  Subordinate  Certificates represent  interests  in all of  the  loan  groups,  the  Certificate  Principal  Balances  of the  Subordinate
Certificates  could be  reduced  to zero as a result of a  disproportionate  amount of  Realized  Losses on the mortgage loans in a loan group.  Therefore,  notwithstanding  that Realized Losses on the mortgage loans in one loan group may only be  allocated  to the  related  Senior  Certificates,  the  allocation  to the  Subordinate
Certificates  of Realized  Losses on the mortgage  loans in the other loan groups will increase the  likelihood that Realized Losses may be allocated to such Senior Certificates.

        The periodic  increase in interest  paid by the  mortgagor of a Buy-Down  Loan may increase the risk of default  with  respect to the related  mortgage  loan.  See "Trust Asset  Program--Underwriting  Standards"  and
"Yield Considerations" in the prospectus.

        The amount of interest otherwise payable to holders of the offered  certificates will be reduced by any interest  shortfalls with respect to the related loan group to the extent not covered by  subordination  or the
servicer,   including  Prepayment  Interest  Shortfalls  and,  in  the  case  of  each  class  of  the  Class M
Certificates,  the interest  portions of Realized Losses allocated solely to that class of certificates.  These shortfalls  will not be offset by a reduction  in the  servicing  fees  payable to the  servicer or  otherwise, except as described in this term sheet  supplement with respect to some  Prepayment  Interest  Shortfalls.  See
"Yield Considerations" in the prospectus and "Description of the  Certificates--Interest  Distributions" in this term sheet  supplement  for a discussion of the effect of principal  prepayments  on the mortgage  loans on the yield to maturity of the offered certificates and possible shortfalls in the collection of interest.

        The yield to investors in the offered  certificates will be affected by Prepayment  Interest Shortfalls on mortgage loans in the related loan group with respect to mortgagor  prepayments  made in the month preceding any distribution  date, or in the case of prepayments in full,  during the related  Prepayment  Period,  to the
extent  that  those   shortfalls   exceed  the  amount  offset  by  the  servicer.   See  "Description  of  the
Certificates--Interest Distributions" in this term sheet supplement.

        Purchase  Price:  In  addition,  the yield to maturity on each class of the offered  certificates  will depend on,  among  other  things,  the price paid by the holders of the  offered  certificates  and the related
Pass-Through  Rate.  The  extent to which the yield to  maturity  of an offered  certificate  is  sensitive  to prepayments  will  depend,  in part,  upon the degree to which it is  purchased  at a discount or  premium.  In general,  if a class of offered  certificates  is purchased at a premium and  principal  distributions  thereon occur at a rate faster than assumed at the time of purchase,  the  investor's  actual yield to maturity will be lower than  anticipated at the time of purchase.  Conversely,  if a class of offered  certificates is purchased at a  discount  and  principal  distributions  thereon  occur  at a rate  slower  than  assumed  at the time of purchase,  the  investor's  actual yield to maturity  will be lower than  anticipated  at the time of purchase.
For  additional  considerations  relating  to the yield on the  certificates,  see "Yield  Considerations"  and
"Maturity and Prepayment Considerations" in the prospectus.

        Certificates  with  Subordination  Features:  After the Certificate  Principal  Balances of the Class B
Certificates  have been  reduced  to zero,  the yield to  maturity  on the class of Class M  Certificates  then outstanding  with the lowest payment  priority will be extremely  sensitive to losses on the mortgage loans and the timing of those  losses  because  the entire  amount of losses that are  covered by  subordination  will be
allocated  to  that  class  of  Class M   Certificates.   See  "--Class M-2  and  Class M-3   Certificate  Yield
Considerations"  below.  Furthermore,  holders of classes  having a later  priority  of payment  bear a greater risk of losses than  holders of classes  having  earlier  priority for  distribution  of  principal.  After the
Certificate  Principal  Balances of the Class M  Certificates  have been reduced to zero, the yield to maturity on any class of Senior  Certificates  that are  allocated  losses that would  otherwise  be  allocated to other
Senior  Certificates  will be  extremely  sensitive to losses on the related loan group and the timing of those losses.

        Weighted  Average  Life:  Weighted  average life refers to the average  amount of time that will elapse from  the  date of  issuance  of a  security  to the  date  of  distribution  to the  investor  of each  dollar distributed  in reduction of principal  of the security  assuming no losses.  The weighted  average life of the offered  certificates  will be influenced by, among other things,  the rate at which  principal of the mortgage loans in the related loan group is paid,  which may be in the form of scheduled  amortization,  prepayments  or liquidations.

CLASS M-2 AND CLASS M-3 CERTIFICATE YIELD CONSIDERATIONS

        If the aggregate  Certificate  Principal  Balance of the Class B  Certificates  is reduced to zero, the yield to maturity on the  Class M-3  Certificates  will become  extremely  sensitive  to losses on the mortgage loans and the timing of those  losses that are  covered by  subordination,  because the entire  amount of those losses will be allocated to the Class M-3  Certificates.  If the Certificate  Principal Balances of the Class B
Certificates  and  Class M-3  Certificates  have been reduced to zero,  the yield to maturity on the  Class M-2
Certificates  will become  extremely  sensitive to losses on the mortgage  loans and the timing of those losses that are  covered by  subordination,  because  the  entire  amount of those  losses  will be  allocated  to the
Class M-2 Certificates.

        There can be no assurance that the mortgage  loans will prepay at any particular  rate or that Realized
Losses will be  incurred at any  particular  level.  Moreover,  the  various  remaining  terms to maturity  and mortgage rates of the mortgage loans could produce slower or faster principal  distributions  than indicated in the  preceding  tables at the various  constant  percentages  of CPR  specified,  even if the weighted  average remaining  term  to  maturity  and  weighted  average  mortgage  rate of the  mortgage  loans  are as  assumed.
Investors are urged to make their investment  decisions based on their  determinations  as to anticipated rates of prepayment and Realized  Losses under a variety of scenarios.  Investors in the Class M-2  Certificates  and particularly  in the  Class M-3  Certificates  should  fully  consider  the risk  that  Realized  Losses on the mortgage  loans  could  result in the  failure of those  investors  to fully  recover  their  investments.  For additional  considerations relating to the yield on the certificates,  see "Yield Considerations" and "Maturity and Prepayment Considerations" in the prospectus.

               ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE CLASS R CERTIFICATES

        The Class R  Certificateholders'  after-tax rate of return on their Class R  Certificates  will reflect their  pre-tax  rate  of  return,  reduced  by the  taxes  required  to be paid  with  respect  to the  Class R
Certificates.  Holders  of  Class R  Certificates  may have  tax  liabilities  with  respect  to their  Class R
Certificates  during the early years of the trust's term that  substantially  exceed any distributions  payable thereon during any such period.  In addition,  holders of Class R  Certificates  may have tax liabilities  with respect to their Class R  Certificates,  the present value of which substantially  exceeds the present value of distributions  payable thereon and of any tax benefits that may arise with respect  thereto.  Accordingly,  the after-tax  rate of return on the  Class R  Certificates  may be  negative  or may  otherwise  be  significantly adversely  affected.  The timing and amount of taxable income  attributable  to the Class R  Certificates  will depend on, among other things,  the timing and amounts of prepayments  and losses  experienced  with respect to the mortgage pool.

        The Class R  Certificateholders  should  consult  their tax  advisors as to the effect of taxes and the receipt of any payments made to those holders in connection  with the purchase of the Class R  Certificates  on after-tax  rates of return on the Class R  Certificates.  See "Material  Federal  Income Tax  Consequences"  in
this term sheet supplement and in the prospectus.

                                        POOLING AND SERVICING AGREEMENT

        GENERAL

        The  certificates  will be issued under the pooling and servicing  agreement.  Reference is made to the prospectus  for important  information in addition to that  described in this term sheet  supplement  regarding the terms and  conditions of the pooling and servicing  agreement and the offered  certificates.  The depositor will provide a prospective or actual  certificateholder  without charge,  on written request,  a copy,  without exhibits,  of the pooling and servicing agreement.  Requests should be addressed to the President,  Residential
Asset Mortgage Products, Inc., 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437.

        The  offered  certificates  will be  transferable  and  exchangeable  at the office  designated  by the trustee,  who will  also  serve  as  certificate  registrar  and  paying  agent.  Wells  Fargo  Bank,  National
Association, will be the trustee under the pooling and servicing agreement.

        Under the pooling and servicing  agreement,  transfers of Class R  Certificates  are  prohibited to any non-United  States person.  Transfers of the Class R  Certificates are additionally  restricted as described in the  pooling and  servicing  agreement.  See  "Material  Federal  Income Tax  Consequences"  in this term sheet supplement and "Material  Federal Income Tax  Consequences--Taxation  of Owners of REMIC Residual  Certificates"
in the prospectus.  In addition to the circumstances  described in the prospectus,  the depositor may terminate the trustee for cause under specified circumstances.  See "The Agreements--The Trustee" in the prospectus.

               SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

        The principal servicing  compensation to be paid to the servicer in respect of its servicing activities will be equal to 0.250%  per  annum,  based on the  aggregate  principal  balance of the  mortgage  loans.  The servicer  will retain all  assumption  fees,  late  payment  charges and  prepayment  penalties,  to the extent collected  from  mortgagors,  and any benefit  which may accrue as a result of the  investment  of funds in the
Custodial Account or the Payment Account.

        The  servicer,  or, if specified in the pooling and servicing  agreement,  the trustee on behalf of the trust,  will pay or cause to be paid certain ongoing  expenses  associated with the trust and incurred by it in
connection  with  its  responsibilities  under  the  pooling  and  servicing  agreement,   including,   without
limitation,  payment  of the  fees  and  disbursements  of the  trustee  and the  custodian.  In  addition,  as indicated in this term sheet supplement,  the servicer will be entitled to reimbursements  for certain expenses incurred  by it in  connection  with  liquidated  mortgage  loans and in  connection  with the  restoration  of mortgaged  properties,  as well as unpaid  servicing fees in connection with liquidated  mortgage loans,  which rights of  reimbursement  and  payment  are prior to the rights of  certificateholders  to receive  any related liquidation proceeds, including insurance proceeds.

               CUSTODIAL ARRANGEMENTS

        The trustee will be directed to appoint GMAC Bank to serve as  custodian  of the  mortgage  loans.  The custodian is an  affiliate of the  depositor,  the  servicer  and the sponsor.  The servicer  will not have any custodial  responsibility  for the  mortgage  loans.  The  custodian  will  maintain  mortgage  loan files that
contain  originals  of  the  notes,  mortgages,   assignments  and  allonges  in  vaults  located  in  Horsham,
Pennsylvania  and  Waterloo,  Iowa.  Only the  custodian  has access to these  vaults.  A  shelving  and filing system segregates the files relating to the mortgage loans from other assets serviced by the servicer.

               THE SERVICER

        GMAC Mortgage  Corporation,  an indirect  wholly-owned  subsidiary of GMAC Mortgage Group,  Inc. and an affiliate  of the  depositor,  will act as  servicer  for the  certificates  under the  pooling  and  servicing agreement.  For a general  description of GMAC Mortgage  Corporation  and its  activities,  see above "Sponsor,
Servicer and Originators" in this term sheet supplement.

        The servicer will be responsible for servicing the mortgage loans.  Servicing responsibilities include:

        o      communicating with borrowers;

        o      sending monthly remittance statements to borrowers;

        o      collecting payments from borrowers;

        o      recommending  a loss  mitigation  strategy for borrowers who have defaulted on their loans (i.e.
repayment plan, modification, foreclosure, etc.);

        o      accurate and timely accounting,  reporting and remittance of the principal and interest portions of monthly  installment  payments to the  servicer,  together  with any other sums paid by  borrowers  that are required to be remitted;

        o      accurate  and  timely  accounting  and  administration  of  escrow  and  impound  accounts,   if
applicable;

        o      accurate and timely reporting of negative amortization amounts, if any;

        o      paying escrows for borrowers, if applicable;

        o      calculating and reporting payoffs and liquidations;

        o      maintaining an individual file for each loan;

        o      maintaining primary mortgage insurance  commitments or certificates if required,  and filing any primary mortgage insurance claims;

        o      approval of loss mitigation strategies;

        o      management and  liquidation of mortgaged  properties  acquired by foreclosure or deed in lieu of foreclosure;

        o      reconciling servicing activity with respect to the mortgage loans;

        o      calculating remittance amounts to certificateholders;

        o      sending remittances to the trustee for distributions to certificateholders;

        o      investor and tax reporting;

        o      coordinating loan repurchases; and

        o      providing  certain notices and other  responsibilities  as detailed in the pooling and servicing agreement.

        The servicer may, from time to time, outsource certain of its servicing functions,  such as foreclosure management,  although  any such  outsourcing  will not relieve the servicer of any of its  responsibilities  or liabilities under the pooling and servicing agreement.

        The servicer will  segregate and hold all funds  collected and received  pursuant to each mortgage loan separate and apart from any of its own funds and general  assets and shall  establish  and maintain one or more
Custodial  Accounts held in trust. The Custodial Account must be maintained as a segregated  account,  separate and apart from trust funds  created for  mortgage  pass through  certificates  of other  series,  and the other accounts of the servicer.

        For a general  description of material terms relating to the  servicer's  removal or  replacement,  see
"The Pooling and Servicing Agreement"--Rights Upon Event of Default" in the prospectus.

               REPORTS TO CERTIFICATEHOLDERS

        On  each   distribution   date,  a  distribution   date  statement  will  be  made  available  to  each
certificateholder  setting forth certain information with respect to the composition of the payment being made, the  Certificate  Principal  Balance of an  individual  certificate  following  the payment  and certain  other information relating to the certificates and the mortgage loans.

        The trustee will make the  distribution  date  statement  (and,  at its option,  any  additional  files containing the same  information  in an alternative  format)  available  each month to  certificateholders  and
other   parties  to  the   pooling  and   servicing   agreement   via  the   trustee's   internet   website  at
"www.ctslink.com".  Certificateholders  with questions may direct them to the trustee's investor relations desk at (301)  815-6600.  For  purposes  of any  electronic  version of this term sheet  supplement,  the  preceding uniform resource  locator,  or URL, is an inactive  textual  reference only. We have taken steps to ensure that this URL  reference  was  inactive  at the time the  electronic  version  of this  term  sheet  supplement  was created.  In  addition,  for so long as the  issuing  entity is required to file  reports  with the  Commission under the  Securities  Exchange Act of 1934,  the issuing  entity's  annual report on  Form 10-K,  distribution reports on Form 10-D,  current  reports on Form 8-K and  amendments to those reports will be made  available on such  website as soon as  reasonably  practicable  after such  materials  are  electronically  filed  with,  or furnished to, the  Commission.  See also "Pooling and Servicing  Agreement-Reports  to  Certificateholders"  in
the prospectus for a more detailed description of certificateholder reports.

               VOTING RIGHTS

        There are actions  specified in the prospectus that may be taken by holders of certificates  evidencing a specified  percentage  of all  undivided  interests in the trust and may be taken by holders of  certificates entitled  in the  aggregate  to  that  percentage  of the  voting  rights.  99% of all  voting  rights  will be allocated among all holders of the Certificates,  other than the Class R  Certificates,  in proportion to their then  outstanding  Certificate  Principal  Balances  and 1% of all voting  rights will be  allocated  among the holders of the Class R  Certificates.  The pooling and servicing  agreement may be amended  without the consent of the holders of the Class R Certificates in specified circumstances.

               TERMINATION

        The  circumstances  under which the  obligations  created by the pooling and servicing  agreement  will terminate relating to the offered certificates are described under "The  Agreements--Termination;  Retirement of
Securities"  in the  prospectus.  The  servicer  will have the option,  on any  distribution  date on which the aggregate Stated Principal  Balance of the mortgage loans is less than 10% of the aggregate  principal  balance of the  mortgage  loans as of the cut-off  date,  either to purchase  all  remaining  mortgage  loans and other assets in the trust,  thereby effecting early retirement of the offered  certificates or to purchase,  in whole but not in part,  the  certificates.  Any such  purchase of mortgage  loans and other assets of the trust shall be made at a price equal to the sum of (a) 100% of the unpaid  principal  balance of each  mortgage loan or the fair market value of the related  underlying  mortgaged  properties with respect to defaulted mortgage loans as to which title to such  mortgaged  properties  has been  acquired  if such fair market  value is less than such unpaid  principal  balance,  net of any  unreimbursed  Advance  attributable  to  principal,  as of the date of repurchase plus (b) accrued  interest thereon at the Net Mortgage Rate to, but not including,  the first day of the month in which the repurchase price is distributed.

        Distributions on the  certificates  relating to any optional  termination  will be paid,  first, to the
Senior  Certificates,  second,  to the Class M  Certificates in the order of their payment priority and, third, to the Class B  Certificates.  The proceeds of any such  distribution  may not be sufficient to distribute  the full amount to each class of  certificates  if the purchase  price is based in part on the fair market value of the underlying  mortgaged  property and the fair market value is less than 100% of the unpaid principal balance of the related  mortgage loan. Any such purchase of the  certificates  will be made at a price equal to 100% of their  Certificate  Principal Balance plus the sum of interest thereon for the immediately  preceding  Interest
Accrual  Period  at the  then-applicable  Pass-Through  Rate  and any  previously  unpaid  Accrued  Certificate
Interest.  Upon the purchase of such  certificates  or at any time  thereafter,  at the option of the servicer, the mortgage loans may be sold,  thereby  effecting a retirement of the certificates and the termination of the trust, or the certificates so purchased may be held or resold by the servicer.

        Upon  presentation and surrender of the offered  certificates in connection with the termination of the trust or a purchase of certificates  under the  circumstances  described in the two preceding  paragraphs,  the holders of the offered  certificates  will receive,  to the extent of available funds,  which will be allocated first to the Senior  Certificates  and then to the  Subordinate  Certificates  in accordance with their payment priorities,  an amount equal to the Certificate  Principal  Balance of that class plus interest thereon for the immediately  preceding  Interest Accrual Period at the  then-applicable  Pass-Through  Rate plus any previously unpaid Accrued  Certificate  Interest.  However,  distributions to the holders of the most subordinate class of certificates  outstanding  will be  reduced,  as  described  in the  preceding  paragraph,  in the  case of the termination of the trust resulting from a purchase of all the assets of the trust.

               THE TRUSTEE

        Wells Fargo Bank,  National  Association ("Wells Fargo Bank") will act as trustee under the Pooling and
Servicing  Agreement.  Wells Fargo Bank is a national  banking  association  and a  wholly-owned  subsidiary of
Wells Fargo & Company.  A diversified  financial  services company with  approximately  $397 billion in assets,
24 million  customers  and 143,000  employees,  Wells Fargo & Company is among the leading  U.S.  bank  holding companies,  providing banking,  insurance,  trust, mortgage and consumer finance services throughout the United
States and  internationally.  Wells Fargo Bank provides  retail and commercial  banking  services and corporate trust,  custody,  securities lending,  securities transfer,  cash management,  investment  management and other financial and fiduciary  services.  The sponsor and the  depositor  may maintain  banking and other  commercial relationships  with Wells Fargo Bank and its affiliates.  Wells Fargo Bank's principal  corporate trust offices are located at 9062 Old Annapolis Road,  Columbia,  Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

        Wells Fargo Bank has provided  corporate trust services since 1934.  Wells Fargo Bank acts as a trustee for a variety of transactions and asset types,  including  corporate and municipal bonds,  mortgage-backed  and asset-backed  securities and  collateralized  debt  obligations.  As of November 30, 2005, Wells Fargo Bank was acting as  trustee  on more than 1,500  series of  residential  mortgage-backed  securities  with an  aggregate principal balance of approximately $570,000,000,000.

        Unless an event of default has occurred and is continuing  under the pooling and  servicing  agreement, the  trustee  will  perform  only  such  duties as are  specifically  set forth in the  pooling  and  servicing agreement.  If an event of default  occurs and is  continuing  under the pooling and servicing  agreement,  the trustee is  required  to  exercise  such of the rights and powers  vested in it by the  pooling  and  servicing agreement,  such as either acting as the servicer or appointing a successor  servicer,  and use the same degree of care and skill in their  exercise as a prudent  investor would  exercise or use under the  circumstances  in the conduct of such  investor's  own affairs.  Subject to certain  qualifications  specified in the pooling and servicing  agreement,  the trustee will be liable for its own negligent  action,  its own negligent  failure to act and its own willful misconduct for actions.

        The trustee's duties and responsibilities  under the pooling and servicing agreement include collecting funds from the  servicer to  distribute  to  certificateholders  at the  direction of the  servicer,  providing certificateholders  and  applicable  rating  agencies with monthly  distribution  statements and notices of the occurrence  of a default under the pooling and  servicing  agreement,  removing the servicer as a result of any such default, appointing a successor servicer, and effecting any optional termination of the trust.

        The  servicer  will pay to the trustee  reasonable  compensation  for its services  and  reimburse  the trustee for all reasonable  expenses  incurred or made by the trustee in accordance  with any of the provisions of the pooling and servicing  agreement,  except any such expense as may arise from the trustee's negligence or bad faith.  The  servicer  has also  agreed to  indemnify  the  trustee  for any losses and  expenses  incurred
without   negligence  or  willful  misconduct  on  the  trustee's  part  arising  out  of  the  acceptance  and administration of the trust.

        The  trustee  may resign at any time,  in which  event the  depositor  will be  obligated  to appoint a successor  trustee.  The depositor may also remove the trustee if the trustee ceases to be eligible to continue as trustee  under the pooling and  servicing  agreement  or if the trustee  becomes  insolvent.  Upon  becoming aware of those  circumstances,  the  depositor  will be obligated to appoint a successor  trustee.  The trustee may also be removed at any time by the holders of  certificates  evidencing  not less than 51% of the aggregate voting rights in the related trust.  Any  resignation or removal of the trustee and  appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

        Any costs associated with removing and replacing a trustee will be paid by the servicer.

               PERMITTED INVESTMENTS

        All funds in the Custodial  Account  attributable  to the mortgage  loans must be invested in permitted investments  which may not mature later than the business day before each  distribution date next following the date of such  investment  (with the exception of certain  amounts held for future  distribution)  and which may not be sold or disposed of prior to their  maturities.  All income and gain realized  from any such  investment shall be for the  benefit of the  servicer as  additional  servicing  compensation  and shall be subject to its withdrawal  or order from time to time.  The amount of any losses  incurred in respect of any such  investments attributable  to the  investment  of amounts  in  respect  of the  mortgage  loans  shall be  deposited  in the
Custodial  Account  by the  servicer  out of its own  funds  immediately  as  realized  without  any  right  of reimbursement.

        One or more of the following obligations or securities will be considered a permitted investment:

               (1)    obligations  of or  guaranteed  as to timely  payment of  principal  and  interest by the
        United States or any agency or  instrumentality  thereof when such  obligations  are backed by the full faith and credit of the United States;

               (2)    repurchase  agreements on obligations  specified in clause (1) maturing not more than one month from the date of acquisition  thereof,  provided that the unsecured  short-term debt  obligations of the party  agreeing to repurchase  such  obligations  are at the time rated by each rating agency in its highest short-term rating available;

               (3)    federal  funds,  certificates  of deposit,  demand  deposits,  time deposits and bankers'
        acceptances  (which  shall each have an original  maturity of not more than 90 days and, in the case of bankers'  acceptances,  shall  in no  event  have an  original  maturity  of more  than  365  days or a remaining  maturity of more than 30 days)  denominated in United States dollars of any U.S.  depository institution or trust company  incorporated  under the laws of the United States or any state thereof or of any  domestic  branch of a foreign  depository  institution  or trust  company;  provided,  that the short-term  debt  obligations of such  depository  institution or trust company (or, if the only rating agency is  Standard & Poor's,  in the case of the  principal  depository  institution  in a  depository institution  holding company,  debt obligations of the depository  institution  holding company) at the date of  acquisition  thereof  have been rated by each rating  agency in its highest  short term rating available;  and  provided  further  that,  if the only  rating  agency is  Standard & Poor's and if the depository  or  trust  company  is a  principal  subsidiary  of a bank  holding  company  and the  debt obligations of such  subsidiary are not separately  rated,  the applicable  rating shall be that of the bank holding  company;  and,  provided  further that, if the original  maturity of such short term debt obligations of a domestic branch of a foreign  depository  institution or trust company shall exceed 30 days,  the  short-term  rating of such  institution  shall be A-1+ in the case of  Standard & Poor's if
        Standard & Poor's is the rating agency;

               (4)    commercial  paper and  demand  notes  (having  original  maturities  of not more than 365 days) of any  corporation  incorporated  under the laws of the United States or any state thereof which on the date of  acquisition  has been rated by each  rating  agency in its  highest  short-term  rating available;  provided  that such  commercial  paper shall have a remaining  maturity of not more than 30 days;

               (5)    any  mutual  fund,  money  market  fund,  common  trust fund or other  pooled  investment vehicle,  the assets of which are limited to instruments  that  otherwise  would  constitute  permitted investments  under the Pooling and  Servicing  Agreement  and have been rated by each rating  agency in its highest  short term  rating  available,  including  any such fund that is managed by the trustee or any affiliate of the trustee or for which the trustee or any of its affiliates acts as an adviser; and

               (6)    other  obligations  or  securities  that  are  acceptable  to  each  rating  agency  as a permitted  investment  hereunder and will not reduce the rating  assigned to any class of  certificates by such  rating  agency  below the lower of the  then-current  rating or the  rating  assigned  to such certificates as of delivery thereof by such rating agency, as evidenced in writing;

provided,  however,  no instrument  shall be a permitted  investment if it represents,  either (1) the right to receive only  interest  payments  with respect to the  underlying  debt  instrument or (2) the right to receive both principal and interest  payments  derived from  obligations  underlying  such instrument and the principal and interest  payments  with respect to such  instrument  provide a yield to maturity  greater than 120% of the yield to maturity at par of such  underlying  obligations.  References  herein to the highest rating  available on  unsecured  long-term  rating  category  available  shall mean AAA in the case of each  rating  agency,  and references  herein to the highest  short-term  rating  category  available  shall mean A-1+ in the case of each rating agency.

                                                    USE OF PROCEEDS

        The proceeds  from the sale of the  certificates  will be used to purchase the mortgage  loans from the depositor.

                                                 CERTAIN LEGAL CONSIDERATIONS

        A portion  of the  mortgage  loans (by  aggregate  principal  balance  as of the  cut-off  date) may be initially  originated  or purchased by GMAC Bank,  and  subsequently  sold to GMAC Mortgage  Corporation.  GMAC
Bank is a federal  savings bank whose deposits are insured to the  applicable  limits by the FDIC. If GMAC Bank were to become insolvent,  the FDIC could act as conservator and, if a receiver were appointed,  would act as a receiver  for GMAC Bank.  As receiver,  the FDIC would have broad  powers to repudiate  contracts to which GMAC
Bank was or is a party to if the FDIC  determined  that the  contracts  were  burdensome  and that  repudiation would promote the orderly  administration  of GMAC Bank's affairs.  Moreover,  no agreement tending to diminish or defeat  the FDIC's  interest  in an asset  acquired  from GMAC Bank would be  enforceable  against  the FDIC unless the agreement meets specified legal requirements.

        Although  the FDIC has adopted a rule stating  that it will not use its  repudiation  power to reclaim, recover or recharacterize  as property of an FDIC-insured bank any financial assets  transferred by the bank in connection with certain securitization  transactions,  it is not clear that the transfers of the mortgage loans from GMAC Bank would  enjoy the  benefit of such rule.  If the FDIC were to assert that the rule does not apply to these  transfers of mortgage loans by GMAC Bank or that these  transfers do not comply with certain  banking laws,  collections  on those  mortgage  loans may be  delayed  or  reduced,  thereby  potentially  delaying  or decreasing payments on the certificates.

                                                      LEGAL PROCEEDINGS

        There are no material pending legal or other proceedings  involving the mortgage loans or GMAC Mortgage
Corporation,  as sponsor, servicer or originator,  Residential Asset Mortgage Products, Inc., as depositor, the
Trust as the issuing  entity,  or other  parties  described in Item 1117 of Regulation  AB  promulgated  by the
Commission,  that,  individually or in the aggregate,  would have a material adverse impact on investors in the offered certificates.

        GMAC Mortgage  Corporation is currently a party to various legal proceedings  arising from time to time in the ordinary  course of its  businesses,  some of which purport to be class  actions.  Based on  information currently  available,  it is the  opinion  of GMAC  Mortgage  Corporation  that  the  eventual  outcome  of any currently pending legal proceeding,  individually or in the aggregate,  will not have a material adverse effect on their ability to perform their  obligations in relation to the mortgage  loans. No assurance,  however,  can be given that the final outcome of these legal  proceedings,  if  unfavorable,  either  individually  or in the aggregate,  would  not have a  material  adverse  impact on GMAC  Mortgage  Corporation.  Any such  unfavorable outcome could adversely  affect the ability of GMAC Mortgage  Corporation to perform its servicing  duties with respect to the mortgage  loans and  potentially  lead to the  replacement of GMAC Mortgage  Corporation  with a successor servicer.

                                           MATERIAL FEDERAL INCOME TAX CONSEQUENCES

        The following is a general  discussion of anticipated  material  federal income tax consequences of the purchase, ownership and disposition of the certificates offered under this term sheet supplement.

        Upon issuance of the certificates,  Orrick,  Herrington & Sutcliffe LLP, counsel to the depositor, will its  opinion  generally  to the effect  that,  assuming  compliance  with all  provisions  of the  pooling  and servicing  agreement,  for federal income tax purposes,  the trust will qualify as one or more REMICs under the
Internal Revenue Code.

        For federal income tax purposes:

o       the Class R  Certificates  will constitute  ownership of the sole class of "residual  certificates"  in each of the one or more REMICs; and

o       each class of Senior  Certificates (other than the Class R  Certificates) and Subordinate  Certificates
               will  represent  ownership of "regular  interests"  in a REMIC and will  generally be treated as debt instruments of a REMIC.

See "Material Federal Income Tax Consequences" in the prospectus.

        For federal  income tax purposes,  the offered  certificates  may be treated as having been issued with original issue  discount.  The prepayment  assumption  that will be used in determining  the rate of accrual of original issue  discount,  market  discount and premium,  if any, for federal income tax purposes will be based on the assumption that,  subsequent to the date of any  determination  the mortgage loans will prepay at a rate equal to 25% CPR. No  representation  is made that the mortgage  loans will prepay at that rate or at any other rate.  See  "Material  Federal  Income Tax  Consequences--General"  and  "--Taxation of Owners of REMIC and FASIT
Regular Certificates--Original Issue Discount" in the prospectus.

        The  holders of the  offered  certificates  will be  required  to include in income  interest  on their certificates in accordance with the accrual method of accounting.

        The IRS has issued the OID  Regulations  under sections 1271 to 1275 of the Code  generally  addressing
the  treatment  of  debt  instruments   issued  with  original  issue  discount.   Purchasers  of  the  offered
certificates  should be aware that  Section 1272(a)(6)  of the Code and the OID  Regulations  do not adequately address some issues  relevant  to, or  applicable  to,  prepayable  securities  bearing an  adjustable  rate of interest  such as the offered  certificates.  In the absence of other  authority,  the  servicer  intends to be guided by  certain  principles  of the OID  Regulations  applicable  to  adjustable  rate debt  instruments  in determining  whether  such  certificates  should be treated  as issued  with  original  issue  discount  and in adapting the provisions of  Section 1272(a)(6)  of the Code to such  certificates  for the purpose of preparing reports furnished to  certificateholders  and the IRS. Because of the uncertainties  concerning the application of  Section 1272(a)(6)  of the Code to such  certificates  and because the rules  relating to debt  instruments having an  adjustable  rate of interest  are limited in their  application  in ways that could  preclude  their application to such  certificates even in the absence of  Section 1272(a)(6)  of the Code, the IRS could assert that the  offered  certificates  should be governed by some other  method not yet set forth in  regulations  or should be treated as having been issued with original  issue  discount.  Prospective  purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

        The offered certificates will be treated as assets described in  Section 7701(a)(19)(C) of the Internal
Revenue Code and "real estate  assets" under  Section 856(c)(4)(A)  of the Internal  Revenue Code  generally in the same  proportion  that the assets of the trust would be so treated.  In  addition,  interest on the offered certificates  will be treated  as  "interest  on  obligations  secured by  mortgages  on real  property"  under
Section 856(c)(3)(B)  of the Internal  Revenue Code generally to the extent that such offered  certificates are treated as "real  estate  assets"  under  Section 856(c)(4)(A)  of the Internal  Revenue  Code.  Moreover,  the
offered  certificates will be "qualified  mortgages" within the meaning of  Section 860G(a)(3)  of the Internal
Revenue  Code.  However,  prospective  investors  in offered  certificates  that will be  generally  treated as assets  described in  Section 860G(a)(3)  of the Internal Revenue Code should note that,  notwithstanding  such treatment,  any  repurchase  of such a  certificate  pursuant to the right of the servicer or the  depositor to repurchase such offered  certificates  may adversely  affect any REMIC that holds such offered  certificates if such  repurchase  is made under  circumstances  giving rise to a Prohibited  Transaction  Tax. See "Pooling and
Servicing   Agreement--Termination"   in  this  term  sheet   supplement   and  "Material   Federal  Income  Tax
Consequences--Taxation  of Owners of REMIC and FASIT Regular  Certificates"  in the  prospectus.  The holders of the offered  certificates  will be required to include in income  interest on their  certificates in accordance with the accrual method of accounting.

          For further  information  regarding  federal  income tax  consequences  of  investing  in the offered certificates, see "Material Federal Income Tax Consequences" in the prospectus.

               SPECIAL TAX CONSIDERATIONS APPLICABLE TO CLASS R CERTIFICATES

        The Internal Revenue Service has issued REMIC  regulations under the provisions of the Internal Revenue
Code that significantly  affect holders of Class R  Certificates.  The REMIC regulations impose restrictions on the transfer or acquisition of some residual  interests,  including the Class R  Certificates.  The pooling and servicing agreement includes other provisions regarding the transfer of Class R Certificates, including:

        (1)    the requirement that any transferee of a Class R Certificate  provide an affidavit  representing that the transferee:

o       is not a disqualified organization;

o       is not acquiring the Class R Certificate on behalf of a disqualified organization; and

o       will maintain that status and will obtain a similar  affidavit  from any person to whom the  transferee shall subsequently transfer a Class R Certificate;

        (2)    a provision that any transfer of a Class R  Certificate to a disqualified  organization shall be null and void; and

        (3)    a grant to the servicer of the right,  without notice to the holder or any prior holder, to sell to a purchaser of its choice any Class R  Certificate  that shall become owned by a disqualified organization despite the first two provisions above.

        In  addition,  under  the  pooling  and  servicing  agreement,  the  Class R  Certificates  may  not be transferred to non-United States persons.

        The REMIC regulations also provide that a transfer to a United States person of "noneconomic"  residual interests  will be  disregarded  for all federal  income tax  purposes,  and that the  purported  transferor of
"noneconomic"  residual  interests  will continue to remain liable for any taxes due with respect to the income on the residual  interests,  unless "no  significant  purpose of the transfer was to impede the  assessment  or collection  of tax."  Based on the REMIC  regulations,  the Class R  Certificates  may  constitute  noneconomic residual  interests during some or all of their terms for purposes of the REMIC  regulations and,  accordingly, unless no  significant  purpose of a transfer is to impede the  assessment or  collection of tax,  transfers of the Class R  Certificates  may be  disregarded  and purported  transferors  may remain liable for any taxes due relating to the income on the Class R  Certificates.  Recently  finalized REMIC regulations  provide for a safe harbor under which  transfers of noneconomic  residual  interests may be respected if the  transferee  provides certain  representations.  See "Material Federal Income Tax  Consequences--Taxation  of Owners of REMIC Residual
Certificates--Noneconomic  REMIC  Residual  Certificates"  in the  prospectus.  All  transfers  of  the  Class R
Certificates  will be restricted in accordance  with the terms of the pooling and servicing  agreement that are intended to reduce the  possibility of any transfer of a Class R  Certificate  being  disregarded to the extent that  the  Class R  Certificates  constitute  noneconomic  residual  interests.  Prior  to  purchasing  a REMIC residual certificate,  prospective  purchasers should consider the possibility that a purported transfer of the
REMIC residual  certificate by such a purchaser to another  purchaser at some future date may be disregarded in accordance  with the  above-described  rules which  would  result in the  retention  of tax  liability  by that
purchaser.   See   "Material   Federal   Income  Tax   Consequences--Taxation   of  Owners  of  REMIC   Residual
Certificates--Noneconomic REMIC Residual Certificates" in the prospectus.

        The  Class R  Certificateholders  will be  required  to report on their  federal  income tax returns as ordinary  income  their  share of  taxable  income of the  REMIC  regardless  of the  amount or timing of their receipt of cash payments.  See "Material Federal Income Tax  Consequences--Taxation  of Owners of REMIC Residual
Certificates--General"  in the prospectus.  The  requirement  that the Class R  Certificateholders  report their share of the  taxable  income and net loss of the REMIC  will  continue  until the  principal  balances  of all classes of  certificates  have been reduced to zero, even though the Class R  Certificateholders  have received full payment of their stated interest and principal, if any.

        The Class R  Certificateholders  may be required to report an amount of taxable  income with respect to the early  accrual  periods  that  significantly  exceeds  the amount of cash  distributions  received  by such
Class R  Certificateholders with respect to such periods.  Consequently,  the Class R Certificateholders should have other sources of funds  sufficient  to pay any federal  income taxes due in the early years as a result of their  ownership  of  interests  in such Class R  Certificates.  In  addition,  the required  inclusion of this amount of taxable  income  during the early  accrual  periods and the deferral of  corresponding  tax losses or deductions  until later accrual  periods or until the ultimate sale or  disposition of interests in the Class R
Certificates  (or possibly later under the "wash sale" rules of Section 1091 of the Internal  Revenue Code) may cause the  Class R  Certificateholders'  after-tax  rate of return to be zero or  negative  even if the Class R
Certificateholders'  pre-tax  rate of  return is  positive.  That is, on a present  value  basis,  the  Class R
Certificateholders'  resulting tax liabilities could  substantially  exceed the sum of any tax benefits and the amount of any cash distributions on such Class R Certificates over their life.

        Any payments  received by a holder of a Class R  Certificate in connection with the acquisition of such
Certificate  will be taken  into  account in  determining  the income of such  holder  for  federal  income tax purposes.  The IRS has issued  regulations  that  require  such  payment  to be  included  in income  over time according to an amortization  schedule that  reasonably  reflects the costs and benefits of holding the Class R
Certificate  over its  expected  life.  The  regulations  also provide two more  specific  methods that will be accepted  as  meeting  the  general  test set forth  above for  determining  the  timing  and  amount of income inclusion.  One generally follows the method of inclusion used by the taxpayer for GAAP purposes,  but not over a period  shorter  than the period over which the REMIC is expected  to  generate  income.  The other calls for ratable  inclusion  over  the  remaining  anticipated  weighted  average  life of the  REMIC as of the time the
Class R  Certificate is transferred to the taxpayer.  Holders of Class R  Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

        Purchasers  of the Class R  Certificates  are strongly  advised to consult their tax advisors as to the economic and tax consequences of investment in the Class R Certificates.

        For further  information  regarding  the federal  income tax  consequences  of investing in the Class R
Certificates,  see "Certain  Yield and Prepayment  Considerations--Additional  Yield  Considerations  Applicable
Solely  to the  Class R  Certificates"  in  this  term  sheet  supplement  and  "Material  Federal  Income  Tax
Consequences--Taxation of Owners of REMIC Class R Certificates" in the prospectus.

               PENALTY PROTECTION

        If  penalties  were  asserted  against  purchasers  of the  offered  certificates  in  respect of their treatment of the offered certificates for tax purposes,  the summary of tax considerations  contained,  and the opinions stated,  herein and in the prospectus may not meet the conditions  necessary for purchasers'  reliance on that summary and those opinions to exculpate them from the asserted penalties.

                                                    METHOD OF DISTRIBUTION

        In accordance with the terms and conditions of the related underwriting  agreement for any series, each underwriter  set forth in any final term sheet and the  prospectus  supplement  for that series with respect to any class of offered  certificates  will serve as an underwriter  for each  applicable  class and will agree to purchase and the depositor will agree to sell the offered  certificates of that series  identified in the final term  sheet-- other  than a de  minimis  portion  of the  Class R  Certificates.  A de  minimis  portion of the
Class R  Certificates  will be retained by GMAC Mortgage  Corporation  and that portion is not offered  hereby.
Each  class  of  offered  certificates  being  sold to the  underwriter  are  referred  to as the  underwritten certificates.  It is  expected  that  delivery  of  the  underwritten  certificates,  other  than  the  Class R
Certificates,  will be made only in book-entry  form through the Same Day Funds  Settlement  System of DTC, and that the delivery of the Class R  Certificates  will be made at the offices of the  applicable  underwriter  on the closing date for that series.

        In connection with the underwritten  certificates,  the underwriter has agreed,  in accordance with the terms and conditions of the underwriting  agreement,  to purchase all of the  underwritten  certificates if any of the underwritten certificates are purchased thereby.

        The  underwriting  agreement  provides that the  obligations  of the  underwriter to pay for and accept delivery of the  underwritten  certificates  are subject to, among other things,  the receipt of legal opinions and to the  conditions,  among others,  that no stop order  suspending  the  effectiveness  of the  depositor's registration  statement  shall be in effect,  and that no proceedings  for that purpose shall be pending before or threatened by the Commission.

        The distribution of the underwritten  certificates by the underwriter may be effected from time to time in one or more  negotiated  transactions,  or  otherwise,  at varying  prices to be  determined  at the time of sale.  Proceeds  to the  depositor  from the  sale of the  underwritten  certificates  for any  series,  before deducting expenses payable by the depositor, will be set forth in the prospectus supplement for the series.

        The underwriter may effect these  transactions by selling the  underwritten  certificates to or through dealers,  and those  dealers,  as agents,  may  receive  compensation  in the form of  underwriting  discounts,
concessions  or  commissions  from  the   underwriter.   In  connection  with  the  sale  of  the  underwritten
certificates,  the  underwriter may be deemed to have received  compensation  from the depositor in the form of underwriting  compensation.  The  underwriter  and any other dealers that  participate  with the underwriter in the  distribution of the  underwritten  certificates,  may be deemed to be  underwriters  and any profit on the resale of the  underwritten  certificates  positioned  by them may be deemed to be  underwriting  discounts and commissions under the Securities Act of 1933, as amended.

        The underwriting  agreement provides that the depositor will indemnify the underwriter,  and that under limited  circumstances  the  underwriter  will  indemnify  the  depositor  against some  liabilities  under the
Securities Act, or contribute to payments required to be made in respect thereof.

        There is currently no secondary market for the offered  certificates.  The underwriter  intends to make a secondary  market in the offered  certificates  to be purchased  by it, but is not  obligated to do so. There can be no assurance that a secondary market for the offered  certificates  will develop or, if it does develop, that it will continue.  The offered certificates will not be listed on any securities exchange.

        The primary source of information  available to investors  concerning the offered  certificates will be
the  monthly  statements  discussed  in  the  prospectus  under  "Description  of  the   Securities--Reports  to
Securityholders,"  which will  include  information  as to the  outstanding  principal  balance of the  offered certificates.  There can be no assurance that any  additional  information  regarding the offered  certificates will be available  through any other  source.  In addition,  the  depositor is not aware of any source  through which price  information  about the offered  certificates  will be available on an ongoing  basis.  The limited nature of this  information  regarding  the offered  certificates  may  adversely  affect the  liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

                                                        LEGAL MATTERS

        Certain legal  matters  relating to the  certificates  will be passed upon for the depositor by Orrick,
Herrington & Sutcliffe LLP, Los Angeles,  California and for any  underwriter by Stroock & Stroock & Lavan LLP,
New York, New York.

                                                           RATINGS

        It will be a condition  of the issuance of the offered  certificates  that they be rated be assigned at least the  ratings  designated  in the final term sheet for such class of  certificates  by one or more  rating agencies  including  Standard  & Poor's  Ratings  Services,  a division  of The  McGraw-Hill  Companies,  Inc., referred to in this term sheet supplement as S&P, Moody's  Investors  Service,  Inc.,  referred to in this term sheet supplement as Moody's, and Fitch Ratings, referred to in this term sheet supplement as Fitch.

        A security  rating  addresses the likelihood of the receipt by the holders of the offered  certificates of distributions on the mortgage loans.  The rating takes into  consideration  the structural and legal aspects associated  with  the  offered  certificates.  The  ratings  on the  offered  certificates  do  not  constitute statements  regarding the possibility that the holders of the offered  certificates  might realize a lower than anticipated  yield.  A security  rating does not address the likelihood of the receipt of amounts in respect of
Prepayment  Interest  Shortfalls or Relief Act Shortfalls.  A security rating is not a  recommendation  to buy, sell or hold  securities  and may be subject to  revision or  withdrawal  at any time by the  assigning  rating organization.  Each security  rating should be evaluated  independently  of any other security  rating.  In the event that the  ratings  initially  assigned  to the  offered  certificates  are  subsequently  lowered for any reason, no person or entity is obligated to provide any additional  support or credit  enhancement with respect to the offered certificates.

        The depositor has not  requested a rating on the offered  certificates  by any rating agency other than those  specified in the final term sheet for such  classes of offered  certificates.  However,  there can be no assurance  as to whether  any other  rating  agency will rate the offered  certificates,  or, if it does,  what rating would be assigned by any other rating  agency.  A rating on the offered  certificates  by another rating agency,  if assigned at all, may be lower than the ratings  assigned to the offered  certificates by the rating agencies specified in the final term sheet for the offered certificates.

        A  security  rating is not a  recommendation  to buy,  sell or hold  securities  and may be  subject to revision or  withdrawal  at any time by the  assigning  rating  organization.  Each  security  rating should be evaluated  independently  of any other security  rating.  In the event that the ratings  initially  assigned to the offered  certificates are subsequently  lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered certificates.

        The rating  agencies  have  stated  that it is their  standard  policy to monitor  ratings on  publicly offered  securities  for which a rating  has been  provided,  as to each  rating  agency  rating  each class of offered  certificates in accordance with the rating  agencies'  particular  surveillance  policies,  unless the issuer  requests  a rating  without  surveillance.  A rating  agency  will  monitor  the rating it issues on an ongoing basis and may update the rating after  conducting its regular  review of the issuer's  creditworthiness or after  conducting a review of the status of the rating upon  becoming  aware of any  information  that might reasonably  be  expected  to result in a change of rating.  The  depositor  has not  requested  that any rating agency not monitor their  ratings of the offered  certificates,  and the  depositor has not requested  that any rating agency use any monitoring procedures other than their standard monitoring procedures.

        The  fees  paid  by the  depositor  to the  rating  agencies  at  closing  include  a fee  for  ongoing surveillance  by the rating  agencies for so long as any  certificates  are  outstanding.  However,  the rating agencies  are  under no  obligation  to the  depositor  to  continue  to  monitor  or  provide  a rating on the certificates.

                                                   LEGAL INVESTMENT MATTERS

        The  offered  certificates  identified  in the final  term  sheet  will  constitute  "mortgage  related securities"  for purposes of SMMEA so long as they are rated in at least the second highest rating  category by one of the rating  agencies,  and, as such, are legal  investments  for some entities to the extent provided in
SMMEA.  SMMEA  provides,  however,  that states could override its provisions on legal  investment and restrict or condition  investment in mortgage  related  securities by taking  statutory action on or prior to October 3,
1991.  Some  states  have  enacted  legislation  which  overrides  the  preemption  provisions  of  SMMEA.  The remaining  classes of offered  certificates will NOT constitute  "mortgage related  securities" for purposes of
SMMEA.

        One or more  classes of the offered  certificates  may be viewed as "complex  securities"  under TB13a, which  applies to thrift  institutions  regulated by the Office of Thrift  Supervision,  or under TB73a,  which applies to savings associations regulated by the Office of Thrift Supervision.

        The depositor makes no  representations as to the proper  characterization  of any class of the offered certificates for legal investment or other purposes,  or as to the ability of particular  investors to purchase any class of the offered  certificates  under  applicable legal investment  restrictions.  These  uncertainties may adversely affect the liquidity of any class of offered  certificates.  Accordingly,  all institutions whose investment  activities are subject to legal investment laws and regulations,  regulatory  capital  requirements or review by regulatory  authorities  should consult with their legal  advisors in  determining  whether and to what extent any class of the offered  certificates  constitutes a legal investment or is subject to investment, capital or other restrictions.

        See "Legal Investment Matters" in the prospectus.

                                                     ERISA CONSIDERATIONS

        Any employee  benefit plan subject to Title I of the Employee  Retirement  Income Security Act of 1974,
as amended  ("ERISA"),  plan subject to Section 4975 of the Internal Revenue Code, or entity deemed to hold the plan assets of the  foregoing  (each,  a "Plan  Investor")  is  encouraged  to carefully  review with its legal advisors whether the purchase or holding of offered  certificates  could give rise to a transaction  prohibited or not  otherwise  permissible  under ERISA or  Section 4975  of the  Internal  Revenue  Code.  The purchase or holding of the offered certificates,  other than the Class R  Certificates,  by or on behalf of a Plan Investor
may   qualify   for   exemptive   relief   under   the   Issuer   Exemption,    as   described   under   "ERISA
Considerations--Prohibited  Transaction  Exemptions" in the prospectus if such  certificates  are rated at least
"BBB-" (or its  equivalent) by S&P,  Moody's,  or Fitch Ratings,  referred to in this term sheet  supplement as
Fitch, at the time of purchase.  The Issuer  Exemption  contains a number of other conditions which must be met for the  Issuer  Exemption  to  apply,  including  the  requirement  that any  such  Plan  Investor  must be an
"accredited  investor" as defined in Rule 501(a)(1) of Regulation D of the Commission  under the Securities Act of 1933, as amended.

        Each  beneficial  owner of an offered  certificate  (or any interest  therein),  other than the Class R
Certificates,  shall  be  deemed  to  have  represented,  by  virtue  of its  acquisition  or  holding  of such
Certificate (or interest  therein),  that either (i) it is not acquiring the Certificate  with plan assets of a
Plan Investor,  (ii) it has acquired and is holding such certificate in reliance on the Issuer  Exemption,  and that  (1) it  understands  that there are  certain  conditions  to the  availability  of the Issuer  Exemption, including  that such  certificate  must be  rated,  at the time of  purchase,  not lower  than  "BBB-"  (or its equivalent)  by S&P,  Moody's or Fitch and (2) it is an  "accredited  investor" as defined in Rule 501(a)(1) of
Regulation D of the Securities Act of 1933, as amended,  or  (iii) (1) such  acquirer or holder is an insurance company,  (2) the  source of funds  used to acquire  and hold such  certificate  (or  interest  therein)  is an
"insurance  company general  account" (as defined in U.S.  Department of Labor ("DOL")  Prohibited  Transaction
Class Exemption  ("PTCE")  95-60),  and (3) the  conditions  set forth in Sections I and III of PTCE 95-60 have been satisfied.

        If any  offered  certificate  (or any  interest  therein),  other  than the  Class R  Certificates,  is acquired or held in violation  of the  conditions  described in the  preceding  paragraph,  the next  preceding permitted  beneficial  owner will be treated as the beneficial  owner of such  certificate,  retroactive to the date of transfer to the  purported  beneficial  owner.  Any purported  beneficial  owner whose  acquisition  or holding of any such  certificate  (or interest  therein) was effected in violation of the conditions  described in the preceding  paragraph shall  indemnify and hold harmless the depositor,  the trustee,  the servicer,  the underwriter  and the trust from and  against any and all  liabilities,  claims,  costs or expenses  incurred by such parties as a result of such acquisition or holding.

        Because the exemptive relief afforded by the Issuer  Exemption (or any similar  exemption that might be available) also will not likely apply to the purchase,  sale or holding of the Class R Certificates,  transfers of such  certificates  to any Plan  Investor  will not be  registered  by the  trustee  unless  the  transferee provides  the  depositor,  the  trustee  and the  servicer  with an  opinion  of  counsel  satisfactory  to the depositor,  the trustee and the  servicer,  which  opinion  will not be at the  expense of the  depositor,  the trustee or the servicer,  that the purchase of such Class R  Certificates by or on behalf of such Plan Investor is  permissible  under  applicable  law, will not constitute or result in a non-exempt  prohibited  transaction under ERISA or  Section 4975  of the Internal  Revenue Code and will not subject the depositor,  the trustee or the servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

        Any  fiduciary  or other  investor of a Plan  Investor's  assets  that  proposes to acquire or hold the offered  certificates  on behalf of a Plan  Investor is encouraged to consult with its counsel with respect to:
(a) whether the specific and general  conditions and the other  requirements  in the Issuer  Exemption would be satisfied,  or  whether  any  other  prohibited  transaction  exemption  would  apply,  and  (b) the  potential applicability  of the general  fiduciary  responsibility  provisions  of ERISA and the  prohibited  transaction provisions  of ERISA and  Section 4975  of the Internal  Revenue Code to the  proposed  investment.  See "ERISA
Considerations" in the prospectus.

        The sale of any of the offered  certificates  to a Plan Investor is in no respect a  representation  by the depositor or the  underwriter  that such an investment  meets all relevant legal  requirements  relating to investments  by Plan  Investors  generally or any  particular  Plan  Investor,  or that such an  investment  is appropriate for Plan Investors generally or any particular Plan Investor.